SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  February 9, 1998
                                                  ----------------

                          UCI Medical Affiliates, Inc.
                          ----------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)

        0-13265                                           59-2225346
        -------                                           ----------
(Commission File Number)                    (I.R.S. Employer Identification No.)

                1901 Main Street, Suite 1200, Columbia, SC      29201
                -------------------------------------------------------
               (Address of Principal Executive Offices)      (Zip Code)

                                 (803) 252-3661
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
                                       ---
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Pursuant to the terms of an Acquisition Agreement and Plan of Reorganization dated February 9, 1998 (the "Agreement"), by and among UCI Medical Affiliates of Georgia, Inc., a South Carolina corporation (the "Company"); UCI Medical Affiliates, Inc., a Delaware corporation ("UCI"); MainStreet Healthcare Corporation, a Delaware corporation (the "Seller"); MainStreet Healthcare Medical Group, P.C., a Georgia professional corporation (the "MainStreet Georgia PC"); MainStreet Healthcare Medical Group, PC, a Tennessee professional corporation (the "MainStreet Tennessee PC"); Prompt Care Medical Center, Inc., a Georgia corporation; Michael J. Dare; A. Wayne Johnson; PENMAN Private Equity and Mezzanine Fund, L.P., a Delaware limited partnership; and Robert G. Riddett, Jr., the Company (a wholly-owned subsidiary of UCI) will acquire substantially all of the assets of Seller associated with Seller's business for a purchase price of $8,050,000, plus the assumption of approximately $685,000 of Seller's line of credit, all as described in the Agreement. At the election of the Seller, the purchase price will consist of either: (a) cash payment to the Seller of $900,000 and issuance to the Seller of shares of UCI common stock having an aggregate value of $7,150,000 (determined by the formula described below); or (b) cash payment of an aggregate of $1,250,000 to certain creditors of the Seller identified to the Company by the Seller and issuance to the Seller of shares of UCI common stock having an aggregate value of $6,800,000 (determined by the formula described below). Under the Agreement, the price per share utilized in the formula for determining the number of shares of UCI common stock to be issued to the Seller is the average of the closing prices of UCI's common stock for the trading days during the 30 calendar day period immediately prior to the closing, subject to a maximum price per share of $3.125 and a minimum price per share of $2.375. The consideration payable by the Company in connection with this acquisition was determined by arms-length negotiations between the Company and the Seller. The funds used for the cash portion of the purchase price under the Agreement are expected to be provided from a cash distribution to the Company from its parent company, UCI, out of the net proceeds expected to be received by UCI from the sale by UCI of UCI common stock in a private placement scheduled to close on or about the date of the closing of the Acquisition. The successful completion of such private placement is a condition of closing under the Agreement. The closing of the transactions contemplated by the Agreement is scheduled to occur on or about March 31, 1998.

         Seller provides non-medical management and administrative functions for nine medical facilities in the State of Georgia and two medical facilities located in the State of Tennessee. The medical services of the Georgia facilities are provided by the MainStreet Georgia PC, and the medical services of the Tennessee facilities are provided by the MainStreet Tennessee PC. Pursuant to the Agreement, a Georgia professional corporation affiliated with the Company will be incorporated prior to the date of the closing to purchase substantially all of the assets (including patient records) of the MainStreet Georgia PC for a purchase price of one hundred dollars. Similarly, pursuant to the Agreement, a Tennessee professional corporation affiliated with the Company will be incorporated prior to the date of the closing to purchase substantially all of the assets (including patient records) of the MainStreet Tennessee PC for a purchase price of one hundred dollars.

         Pursuant to the Agreement, the Company will also assume all of the Seller's equipment and real property leases related to such facilities. The Company expects to continue the operations at such facilities in substantially the same manner as they were conducted prior to the acquisition.

         All descriptions of the Agreement and the other documents noted herein are qualified in their entirety by reference to such documents filed as Exhibits to this Current Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (A)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                  The consolidated financial statements for MainStreet Healthcare Corporation, the business to be acquired by a wholly-owned subsidiary of UCI Medical Affiliates, Inc., are to be filed under cover of an amendment to this report on Form 8-K not later than 60 days after the date that this report on Form 8-K was required to be filed.

         (B)      PRO FORMA FINANCIAL INFORMATION.

                  The pro forma financial information for MainStreet Healthcare Corporation, the business to be acquired by a wholly-owned subsidiary of UCI Medical Affiliates, Inc., are to be filed under cover of an amendment to this report on Form 8-K not later than 60 days after the date that this report on Form 8-K was required to be filed.

         (C)      EXHIBITS.

         Exhibit 2 Acquisition Agreement and Plan of Reorganization dated February 9, 1998, by and among UCI Medical Affiliates of Georgia, Inc., a South Carolina corporation; UCI Medical Affiliates, Inc., a Delaware corporation; MainStreet Healthcare Corporation, a Delaware corporation; MainStreet Healthcare Medical Group, P.C., a Georgia professional corporation; MainStreet Healthcare Medical Group, PC, a Tennessee professional corporation; Prompt Care Medical Center, Inc., a Georgia corporation; Michael J. Dare; A. Wayne Johnson; PENMAN Private Equity and Mezzanine Fund, L.P., a Delaware limited partnership; and Robert G. Riddett, Jr.

         Exhibit 99 News release of UCI Medical Affiliates, Inc. dated February 13, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  UCI MEDICAL AFFILIATES, INC.



                                  By: /s/ M.F. McFarland III
                                     ---------------------------
                                       M. F. McFarland III
                                       President

Date:  February 17, 1998          By: /s/ Jerry F. Wells, Jr., C.P.A.
                                      ------------------------------------
                                     Jerry F. Wells, Jr., C.P.A.
                                     Executive Vice President of Finance and
                                     Chief Financial Officer

                                  EXHIBIT INDEX





Exhibit 2         Acquisition Agreement And Plan of Reorganization dated
                  February 9, 1998, by and among UCI Medical Affiliates of
                  Georgia, Inc., a South Carolina corporation; UCI Medical
                  Affiliates, Inc., a Delaware corporation; MainStreet
                  Healthcare Corporation, a Delaware corporation; MainStreet
                  Healthcare Medical Group, P.C., a Georgia professional corporation; MainStreet Healthcare Medical Group, PC, a
                  Tennessee professional corporation; Prompt Care Medical
                  Center, Inc., a Georgia corporation; Michael J. Dare; A.
                  Wayne Johnson; PENMAN Private Equity and Mezzanine
                  Fund, L.P., a Delaware limited partnership; and Robert G.
                  Riddett, Jr.


Exhibit 99        News release of UCI Medical Affiliates, Inc. dated February
                  13, 1998.

                                    Exhibit 2


         Acquisition Agreement And Plan of Reorganization dated February 9, 1998, by and among UCI Medical Affiliates of Georgia, Inc., a South Carolina corporation; UCI Medical Affiliates, Inc., a Delaware corporation; MainStreet Healthcare Corporation, a Delaware corporation; MainStreet Healthcare Medical Group, P.C., a Georgia professional corporation; MainStreet Healthcare Medical Group, PC, a Tennessee professional corporation; Prompt Care Medical Center, Inc., a Georgia corporation; Michael J. Dare; A. Wayne Johnson; PENMAN Private Equity and Mezzanine Fund, L.P., a Delaware limited partnership; and Robert G. Riddett, Jr.

                ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION


         This Acquisition Agreement and Plan of Reorganization ("Agreement") is made as of the 9th day of February, 1998, by, between and among UCI Medical Affiliates, Inc., a Delaware corporation ("UCI"); UCI Medical Affiliates of Georgia, Inc., a South Carolina corporation ("UCI of GA"); MainStreet Healthcare Corporation, a Delaware corporation ("MainStreet"); MainStreet Healthcare Medical Group, P.C., a Georgia professional corporation ("MHMG-GA"); MainStreet Healthcare Medical Group, PC, a Tennessee professional corporation ("MHMG-TN"); Prompt Care Medical Center, Inc., a Georgia corporation ("Prompt Care"); Michael
J. Dare ("Dare"); A. Wayne Johnson ("Johnson"); PENMAN Private Equity and Mezzanine Fund, L.P., a Delaware limited partnership ("PENMAN"); and Robert G. Riddett, Jr. ("Riddett").


                                  INTRODUCTION.

         MainStreet provides non-medical management and administrative functions for nine medical facilities located in the State of Georgia (the "Georgia Facilities") and two medical facilities located in the State of Tennessee (the "Tennessee Facilities"). The medical services of the Georgia Facilities are provided by MHMG-GA, and the medical services of the Tennessee Facilities are provided by MHMG-TN. Prompt Care is a wholly-owned subsidiary of MainStreet, and as of the date hereof has no assets or liabilities. The Class B Shareholders are the sole holders of the Class B Common Stock, par value $.01 per share, of MainStreet.

         UCI of GA desires to acquire substantially all the assets of MainStreet in transactions MainStreet intends will qualify as a reorganization under
Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended, all upon the terms and conditions set forth herein. In connection therewith, Doctor's Care of GA desires to purchase substantially all the assets of MHMG-GA, and Doctor's Care of TN desires to purchase substantially all the assets of MHMG-TN, each pursuant to the terms and conditions set forth herein.


                                   AGREEMENT.

         NOW, THEREFORE, in consideration of these premises and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. The following terms used in this Agreement shall have the following meanings ascribed to them:


Acquisition Agreement and
Plan of Reorganization
Page 1

         1.1 "Agreement" shall mean this Acquisition Agreement And Plan of Reorganization, in its entirety, together with all schedules and exhibits attached hereto, which are incorporated herein by reference.

         1.2 "Assets" shall mean collectively all the MainStreet Assets, MHMG-GA Assets, and MHMG-TN Assets which are to be transferred to the Transferees hereunder, excepting only the Excluded Assets.

         1.3 "Assumed MainStreet Liabilities" shall have the meaning set forth in Section 7.1.3 below.

         1.4 "Business" shall mean collectively the MainStreet Business, MHMG-GA Business, and MHMG-TN Business.

         1.5 "Certified List of MainStreet Security Holders" shall have the meaning set forth in Section 8.3.23 below.

         1.6 "Class B Shareholders" shall mean collectively Dare, Johnson, PENMAN, and Riddett, and "Class B Shareholder" shall mean one of them.

         1.7 "Closing" shall have the meaning set forth in Section 8.1 below.

         1.8 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.9 "Dare" shall mean Michael J. Dare.

         1.10 "Doctor's Care of GA" shall mean Doctor's Care of Georgia, P.C., a Georgia professional corporation to be formed prior to Closing.

         1.11 "Doctor's Care of TN" shall mean Doctor's Care of Tennessee, P.C., a Tennessee professional corporation to be formed prior to Closing.

         1.12 "ERISA" shall mean the Employment Retirement Income Security Act of 1974, as amended.

         1.13 "Employee Benefit Plan" shall mean any fringe or benefit plans, including without limitation, any retirement, pension, profit sharing, thrift-savings, non-qualified deferred compensation, incentive compensation, stock bonus, stock option (qualified or non-qualified), cash bonus, employee stock ownership (including, without limitation, payroll related employee stock ownership), insurance, medical, welfare or vacation plans of any kind and any "employee benefit plan" (as defined in Section 3(3) of Title I of ERISA or any voluntary employees' beneficiary association (as defined in Section 501(c)(9) of the Code) or combination of the foregoing.

Acquisition Agreement and
Plan of Reorganization
Page 2

         1.14 "Encumbrances" means any and all restrictions on transfer, liens, encumbrances, charges, pledges, security interests, taxes, claims, options, warrants, purchase rights, contracts, commitments, equities, claims and demands.

         1.15 "Excluded Assets" shall mean collectively the MainStreet Excluded Assets, MHMG-GA Excluded Assets, MHMG-TN Excluded Assets, and such Excluded Assets described in Section 6 below.

         1.16 "Facilities" shall mean collectively the Headquarters, Georgia Facilities, and Tennessee Facilities.

         1.17 "Financial Statements" shall have the meaning set forth in Section 9.10.

         1.18 "GAAP" shall have the meaning set forth in Section 9.10.

         1.19 "Georgia Facilities" shall have the meaning set forth in the introduction hereinabove, and as more fully described in Exhibit 1.19 attached hereto.

         1.20 "Headquarters" shall mean the premises located at 2370 Main Street, Tucker, Georgia, at which the Business is headquartered.

         1.21 "Indemnity Damages" shall mean all losses, damages, liabilities, claims, suits, demands, penalties, assessments, obligations, causes of action, or costs (including reasonable litigation expenses and legal fees) with respect to which an indemnification right applies hereunder.

         1.22 "Investment Letter" shall have the meaning set forth in Section 8.3.8.

         1.23 "Johnson" shall mean A. Wayne Johnson.

         1.24 "Knowledge" shall mean actual knowledge, and the Knowledge of MainStreet shall mean the actual knowledge of the officers, directors, and/or Class B Shareholders of MainStreet, or any one of them.

         1.25 "MainStreet" shall mean MainStreet Healthcare Corporation, a Delaware corporation.

         1.26 "MainStreet Assets" shall mean collectively all the assets of MainStreet, which are to be transferred to UCI of GA hereunder, as more fully described in Section 2.1, excepting only the MainStreet Excluded Assets.


Acquisition Agreement and
Plan of Reorganization
Page 3

         1.27 "MainStreet Business" shall mean MainStreet's medical management business and related business operations headquartered at the Headquarters, and primarily conducted by the Transferors at the Facilities.

         1.28 "MainStreet Equipment Leases" shall have the meaning set forth in
Section 7.1.3 below.

         1.29 "MainStreet Excluded Assets" shall mean the assets and rights described in Section 2.2 to be retained by MainStreet.

         1.30 "MainStreet Real Estate Leases" shall have the meaning set forth in Section 7.1.3 below.

         1.31 "MHMG-GA" shall mean MainStreet Healthcare Medical Group, P.C., a Georgia professional corporation.

         1.32 "MHMG-GA Assets" shall mean collectively all the assets of MHMG-GA, which are to be transferred to Doctor's Care of GA hereunder, as more fully described in Section 3.1, excepting only the MHMG-GA Excluded Assets.

         1.33 "MHMG-GA Business" shall mean MHMG-GA's medical business and related business operations headquartered at the Headquarters, and primarily conducted by MHMG-GA at the Georgia Facilities.

         1.34 "MHMG-GA Excluded Assets" shall mean the assets and rights described in Section 3.2 to be retained by MHMG-GA.

         1.35 "MHMG-TN" shall mean MainStreet Healthcare Medical Group, PC, a Tennessee professional corporation.

         1.36 "MHMG-TN Assets" shall mean collectively all the assets of MHMG-TN, which are to be transferred to Doctor's Care of TN hereunder, as more fully described in Section 4.1, excepting only the MHMG-TN Excluded Assets.

         1.37 "MHMG-TN Business" shall mean MHMG-TN's medical business and related business operations headquartered at the Headquarters, and primarily conducted by MHMG-TN at the Tennessee Facilities.

         1.38 "MHMG-TN Excluded Assets" shall mean the assets and rights described in Section 4.2 to be retained by MHMG-TN.


Acquisition Agreement and
Plan of Reorganization
Page 4

         1.39 "Non-Solicits" shall mean the non-solicit covenants to be entered between UCI of GA and each of the Class B Shareholders pursuant to this Agreement, substantially in the form attached hereto as Exhibit 8.3.7.

         1.40 "Parties" shall mean collectively the UCI of GA, UCI, the Transferors, and the Class B Shareholders, and "Party" shall mean one of them.

         1.41 "PENMAN" shall mean PENMAN Private Equity and Mezzanine Fund, L.P., a Delaware limited partnership.

         1.42 "Person" means any individual, corporation, partnership, limited partnership, limited liability company, trust, entity or unincorporated organization, or a government or any agency or political subdivision thereof.

         1.43 "Private Placement" shall have the meaning set forth in Section
8.6.3 below.

         1.44 "Prompt Care" shall mean Prompt Care Medical Center, Inc., a Tennessee corporation.

         1.45 "Purchase Price" shall mean the total price for the MainStreet Assets as described in Section 7.1.

         1.46 "Riddett" shall mean Robert G. Riddett, Jr.

         1.47 "Schedule of Exceptions" shall have the meaning set forth in
Section 9 below.

         1.48 "Subsidiary" means any corporation with respect to which a specified Person (or Subsidiary thereof) owns any capital stock or has the power to vote or direct the voting of sufficient securities to elect one or more directors.

         1.49 "Tennessee Facilities" shall have the meaning set forth in the introduction hereinabove, and as more fully described in Exhibit 1.49 attached hereto.

         1.50 "Transferees" shall mean UCI of GA, Doctor's Care of GA, and Doctor's Care of TN.

         1.51 "Transferors" shall mean collectively MainStreet, MHMG-GA, MHMG-TN, and Prompt Care.

         1.52 "UCI" shall mean UCI Medical Affiliates, Inc., a Delaware corporation.


Acquisition Agreement and
Plan of Reorganization
Page 5

         1.53 "UCI of GA" shall mean UCI Medical Affiliates of Georgia, Inc., a South Carolina corporation.

         1.54 "Universal" shall mean Universal Diagnostics, Inc., a Georgia corporation.

2. SALE OF MAINSTREET ASSETS TO UCI OF GA.

         2.1 Transfer of MainStreet Assets. At the Closing, for the consideration herein provided, MainStreet shall convey, transfer, assign and deliver, or cause to be conveyed, transferred, assigned, and delivered, to UCI of GA, and UCI of GA shall purchase and accept from MainStreet, all of MainStreet's right, title, and interest (as the case may be) in and to the following assets (collectively "MainStreet Assets"):

                  2.1.1 All accounts receivable, machinery, equipment, computer and telephone systems (including hardware and software), inventory, furniture, furnishings, supplies, office equipment, and related tangible personal property respecting the MainStreet Business conducted in the Facilities, including (without limitation) the items described in Exhibit 2.1.1 attached hereto, excluding only the MainStreet Excluded Assets.

                  2.1.2 All of the contract rights, leasehold interests, goodwill, permits, licenses, computer hardware and software and related intangible personal property of the MainStreet Business, excluding only the MainStreet Excluded Assets. MainStreet shall be responsible for obtaining the necessary consents, if any, to assignment of such intangible assets.

                  2.1.3 All of the inventory of the MainStreet Business, wherever located, excluding only the MainStreet Excluded Assets.

                  2.1.4 Leases and contracts to be assumed by UCI of GA (which are acceptable to UCI of GA in its sole discretion) at Closing, including (without limitation) the MainStreet Equipment Leases and MainStreet Real Estate Leases described in Section 7.1.3 herein. The parties hereto acknowledge and agree that, except as expressly assumed hereunder, UCI of GA shall not assume any contracts, equipment leases, personal property leases, real property leases, or any other liabilities of any Transferor and/or shareholder of the Transferors. MainStreet shall be responsible for obtaining the necessary consents, if any, to the assignment of such leases, if any.

                  2.1.5 All repair and service contracts and warranties (which are acceptable to UCI of GA in its sole discretion) used or useful in the MainStreet Business, excluding only the MainStreet Excluded Assets.


Acquisition Agreement and
Plan of Reorganization
Page 6

                  2.1.6 All processes, patents, trademarks, trade names (including without limitation "Prompt Care", "MainStreet Healthcare" and "MainStreet Healthcare Corporation"), service marks and trade secrets, used or useful in the Business.

                  2.1.7 All hold-back accounts associated with MainStreet's credit obligations with Bank One, L.P. (formerly NPL-LP, Inc.).

                  2.1.8 All medical records and files associated with the Business, to the extent such medical records or files are owned by MainStreet.

                  2.1.9 Every other asset (whether tangible, intangible, personal, real, or mixed property, or interests therein) of MainStreet used or useful in the ordinary course of the Business, including (without limitation) promotional materials, licenses and permits, operations or other manuals, recipes, menus, forms, prepaid expenses, deposits, warranties and contract rights or commitments, excluding only the MainStreet Excluded Assets.

         2.2 MainStreet Excluded Assets. Subject to Section 6 below, anything contained in this Agreement to the contrary notwithstanding, the parties hereto acknowledge and agree that MainStreet will not sell, assign, or convey to UCI of GA, and UCI of GA will not acquire, any right, title, or interest whatsoever in or to any of the assets or property of MainStreet listed in Exhibit 2.2 attached hereto (collectively "MainStreet Excluded Assets"). MainStreet will make all reasonable efforts to complete removal of the MainStreet Excluded Assets located at the Facilities, if any, as of the date of Closing. Neither UCI of GA, Doctor's Care of GA, nor Doctor's Care of TN shall be an insurer of the safety or condition of the MainStreet Excluded Assets after Closing; and MainStreet shall retain the risk of loss with respect to any MainStreet Excluded Assets after Closing.

         2.3 Assets Owned By Prompt Care or Universal. In the event any of the Assets are owned in whole or part by Prompt Care and/or Universal which would otherwise be Assets, Prompt Care and Universal will at Closing convey, transfer, assign and deliver such Assets to UCI of GA.

         2.4 Method of Transfer. The transfer and sale of the MainStreet Assets will be evidenced by appropriate Bills of Sale, assignments and other instruments executed and delivered by MainStreet to UCI of GA at Closing, as set forth in this Agreement. UCI of GA shall take, and MainStreet shall deliver, possession of the MainStreet Assets at completion of Closing.

3. SALE OF MHMG-GA ASSETS TO DOCTOR'S CARE OF GA.

         3.1 Transfer of MHMG-GA's Assets. At Closing, for One Hundred and No/100 ($100.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and no other monetary consideration, MHMG-GA shall transfer and

Acquisition Agreement and
Plan of Reorganization
Page 7
deliver to Doctor's Care of GA all of MHMG-GA's right, title and interest in and to all the assets of MHMG-GA, including without limitation all medical records and files in MHMG-GA's possession that were made in treating patients of MHMG-GA or its predecessors, all records transferred to MHMG-GA concerning prior treatment of any patient, and all employment and non-compete agreements to which MHMG-GA is a party (the "MHMG-GA Assets"), excluding only the MHMG-GA Excluded Assets, if any.

         3.2 MHMG-GA Excluded Assets. Subject to Section 6 below, anything contained in this Agreement to the contrary notwithstanding, the parties hereto acknowledge and agree that MHMG-GA will not sell, assign, or convey to Doctor's Care of GA, and Doctor's Care of GA will not acquire, any right, title, or interest whatsoever in or to any of the assets or property of MHMG-GA listed in
Exhibit 3.2 attached hereto (collectively "MHMG-GA Excluded Assets"). MHMG-GA will make all reasonable efforts to complete removal of the MHMG-GA Excluded Assets located at the Facilities, if any, as of the date of Closing. Neither UCI of GA, Doctor's Care of GA, nor Doctor's Care of TN shall be an insurer of the safety or condition of the MHMG-GA Excluded Assets after Closing; and MHMG-GA shall retain the risk of loss with respect to any MHMG-GA Excluded Assets after Closing.

         3.3 Method of Transfer. The transfer of the MHMG-GA Assets will be evidenced by an appropriate bill of sale substantially in the form attached hereto as Exhibit 8.3, executed and delivered by MHMG-GA to Doctor's Care of GA at the Closing, as set forth in this Agreement. Doctor's Care of GA shall take, and MHMG-GA shall deliver, possession of the MHMG-GA Assets at completion of Closing. MHMG-GA at its sole expenses shall comply with any applicable law, regulation, rule, or ordinance related to the transfer of medical records hereunder, including but not limited to the publication of any required public notice.

4. SALE OF MHMG-TN ASSETS TO DOCTOR'S CARE OF TN.

         4.1 Transfer of MHMG-TN's Assets. At Closing, for One Hundred and No/100 ($100.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and no other monetary consideration, MHMG-TN shall transfer and deliver to Doctor's Care of TN all of MHMG-TN's right, title and interest in and to all the assets of MHMG-TN, including without limitation all medical records in MHMG-TN's possession that were made in treating patients of MHMG-TN or its predecessors, all records transferred to MHMG-TN concerning prior treatment of any patient, and all employment and non-compete agreements to which MHMG-TN is a party (the "MHMG-TN Assets"), excluding only the MHMG-TN Excluded Assets, if any.

         4.2 MHMG-TN Excluded Assets. Subject to Section 6 below, anything contained in this Agreement to the contrary notwithstanding, the parties hereto acknowledge and agree that MHMG-TN will not sell, assign, or convey to Doctor's Care of TN, and Doctor's Care of TN will not acquire, any right, title, or interest whatsoever in or to any of the assets or property of

Acquisition Agreement and
Plan of Reorganization
Page 8

MHMG-TN listed in Exhibit 4.2 attached hereto (collectively "MHMG-TN Excluded Assets"). MHMG-TN will make all reasonable efforts to complete removal of the MHMG-TN Excluded Assets located at the Facilities, if any, as of the date of Closing. Neither UCI of GA, Doctor's Care of GA, nor Doctor's Care of TN shall be an insurer of the safety or condition of the MHMG-TN Excluded Assets after Closing; and MHMG-TN shall retain the risk of loss with respect to any MHMG-TN Excluded Assets after Closing.

         4.3 Method of Transfer. The transfer of the MHMG-TN Assets will be evidenced by an appropriate bill of sale substantially in the form attached hereto as Exhibit 8.4, executed and delivered by MHMG-TN to Doctor's Care of TN at the Closing, as set forth in this Agreement. Doctor's Care of TN shall take, and MHMG-TN shall deliver, possession of the MHMG-TN Assets at completion of Closing. MHMG-TN at its sole expenses shall comply with any applicable law, regulation, rule, or ordinance related to the transfer of medical records hereunder, including but not limited to the publication of any required public notice.

5. NOT A SALE OF BUSINESS. This transaction constitutes the sale of assets by each Transferor and not the sale of a business; provided, however, that anything contained in this Agreement to the contrary notwithstanding, it is the intent of the parties that the Transferees purchase and acquire and each Transferor sell and transfer the complete operating process of the Business and all properties and interest necessary to operate the MainStreet Business, MHMG-GA Business, and MHMG-TN Business, respectively, substantially as each is presently being operated, excepting only the MainStreet Excluded Assets, MHMG-GA Excluded Assets, and MHMG-TN Excluded Assets.

6. ADDITIONAL EXCLUDED ASSETS. Notwithstanding anything contained herein, the following assets shall be retained by Transferors as Excluded Assets and shall not be included in the Assets sold, transferred, assigned, conveyed, and delivered to Transferees hereunder:

         6.1 Employee Benefit Plan Assets. The rights of any Transferor under, and any funds and property held in trust or any other funding vehicle pursuant to, any Employee Benefit Plan and any contracts, agreements or other documents relating to Employee Benefit Plans to the extent that no liabilities relating to or arising from such Employee Benefit Plans assets appear in the Financial Statements; and

         6.2 Certain Corporate Records. The corporate minute books and records, stock ledger, corporate seal, and income tax records and returns of each Transferor, and any worksheets, notes, files or documents primarily related thereto, wherever located.

7. CONSIDERATION FOR MAINSTREET ACQUISITION.

         7.1 MainStreet Consideration. Subject to Section 7.3 below, the aggregate purchase price (the "Purchase Price") for the MainStreet Assets will be Eight Million Fifty Thousand and

Acquisition Agreement and
Plan of Reorganization
Page 9

No/100 ($8,050,000) Dollars, plus the assumption of certain liabilities of MainStreet as described in Section 7.2 below. Such purchase price shall be payable in accordance with either of the following options which shall be selected by MainStreet and disclosed to UCI to GA in writing no later than the close of business on March 23, 1998:

                  7.1.1 Purchase Price Option A. At Closing, UCI of GA will tender to MainStreet a cash payment of Nine Hundred Thousand and No/100 ($900,000) Dollars, and the balance of the purchase price will be paid in shares of the voting common stock of UCI, $0.05 par value per share (the "Shares"); or

                  7.1.2 Purchase Price Option B. At Closing, UCI will tender to MainStreet such number of Shares having an aggregate value of Six Million Eight Hundred Thousand and No/100 ($6,800,000.00) Dollars, as adjusted pursuant to Section 7.3 below as necessary. In addition, UCI of GA will pay, within ten (10) days after Closing, an aggregate of One Million Two Hundred Fifty Thousand and No/100 ($1,250,000.00) Dollars directly to certain creditors of MainStreet as directed to UCI of GA by MainStreet in writing no later than the date of Closing.

         The Shares when issued, will be duly authorized, validly issued, fully paid and non-assessable. For purposes hereof, the price per share of the Shares utilized for determining the number of Shares to be issued to MainStreet will be the average of the closing prices of the $0.05 par value voting common stock of UCI as conclusively determined by The Nasdaq Stock Market, Inc. for the trading days during the thirty calendar day period immediately prior to Closing; provided however, the price per share utilized for such determination shall not be less than $2.375, nor more than $3.125 per share; provided however, appropriate adjustments in the price per share utilized shall be made in order to give effect to changes in the number of outstanding shares as a result of stock dividends, stock splits, reverse stock splits, consolidations, recapitalization or other relevant change. The parties hereto acknowledge that the Shares shall be issued to MainStreet pursuant to an exemption from registration under the securities laws, such as Rule 506 of SEC Regulation D, and the Shares shall be restricted shares subject to Rule 144 of the Securities Act of 1933. The certificates evidencing the Shares shall bear a restrictive legend in substantially the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THE COMPANY WILL TRANSFER SUCH

Acquisition Agreement and
Plan of Reorganization
Page 10

                  SECURITIES ONLY UPON RECEIPT OF EVIDENCE SATISFACTORY TO THE COMPANY, WHICH MAY INCLUDE AN OPINION OF COUNSEL, THAT THE REGISTRATION PROVISIONS OF SUCH ACT HAVE BEEN COMPLIED WITH OR THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT SUCH TRANSFER WILL NOT VIOLATE ANY APPLICABLE STATE SECURITIES LAWS.


         7.2      Assumption of Certain MainStreet Liabilities.

                  7.2.1 The Transferees will not assume each of the Transferor's obligations and liabilities, including (without limitation) the current and long-term liabilities, contingent liabilities, medical malpractice claims, environmental claims, workers' compensation claims, and sales, income and payroll taxes. Notwithstanding the foregoing, as of the date of Closing, UCI of GA shall assume the following liabilities of MainStreet (the "Assumed MainStreet Liabilities"): (a) UCI of GA will assume MainStreet's existing operating and capital equipment leases (the "MainStreet Equipment Leases"), more fully described on Exhibit 7.2.1(a) attached hereto, provided the aggregate outstanding balances of such MainStreet Equipment Leases as of the date of Closing do not exceed the amount shown on Exhibit 7.2.1(a) attached hereto; (b) UCI of GA will elect at UCI of GA's option to either assume MainStreet's existing real property leases for the Georgia Facilities and Tennessee Facilities (the "MainStreet Real Estate Leases") more fully described on Exhibit 7.2.1(b) attached hereto or enter into new leases with similar terms; and (c) UCI of GA will assume MainStreet's line of credit obligation with Bank One, N.A. (formerly NPL-LP, Inc.) provided the outstanding balance (less applicable lending hold-back amounts) of such obligation as of the date of Closing does not exceed Six Hundred Eighty-Five Thousand ($685,000) Dollars and the terms remain unchanged (unless otherwise requested or agreed by UCI of GA in writing).

                  7.2.2 Unless MainStreet selects Purchase Price Option B as set forth in Section 7.1.2 above, the Parties hereby acknowledge and agree that UCI of GA shall not assume or agree to pay, perform, or discharge any liability or obligation of MainStreet which is not expressly set forth above. As of the date of Closing, MainStreet shall be current with respect to all payments then due and owing pursuant to the Assumed MainStreet Liabilities, and none of the Assumed MainStreet Liabilities shall otherwise be in default or subject to acceleration.

                  7.2.3 MainStreet shall be responsible for obtaining the consent, if any, to the assumption of any such Assumed MainStreet Liabilities by UCI of GA. UCI of GA agrees to cooperate with MainStreet in MainStreet's efforts to obtain such consents and the written release of MainStreet for the Assumed MainStreet Liabilities; provided however, UCI of GA shall not be required to pre-pay or refinance any of the Assumed MainStreet Liabilities or incur any additional liability or pay any additional amount in connection with any such consents or releases.

Acquisition Agreement and
Plan of Reorganization
Page 11

         7.3 Adjustment For Certain Assumed MainStreet Liabilities.

                  7.3.1 In the event MainStreet selects Purchase Price Option A as described in Section 7.1.1 above and the aggregate outstanding balance of the MainStreet Equipment Leases as of the date of Closing exceed the amounts shown on Exhibit 7.2.1(a) attached hereto, and/or the outstanding balance (less applicable lending hold-back amounts) of MainStreet's line of credit obligation with Bank One, N.A. (formerly NPL-LP. Inc.) as of the date of Closing exceeds Six Hundred Eight-Five Thousand ($685,000) Dollars, the Purchase Price tendered by UCI of GA at Closing as set forth in Section 7.1.1 above, shall be reduced by the aggregate amount such liabilities exceed such limits. In the event of any such adjustment, such Purchase Price set forth in Section 7.1.1 shall be adjusted and applied in the following order to the extent necessary: (i) first to reduce the cash amount payable to MainStreet, and (ii) second to reduce the number of Shares to be delivered by UCI to MainStreet.

                  7.3.2 In the event MainStreet selects Purchase Price Option B as described in Section 7.1.2 above and the aggregate outstanding balance of the MainStreet Equipment Leases as of the date of Closing exceed the amounts shown on Exhibit 7.2.1(a) attached hereto, and/or the outstanding balance (less applicable lending hold-back amounts) of MainStreet's line of credit obligation with Bank One, N.A. (formerly NPL-LP. Inc.) as of the date of Closing exceeds Six Hundred Eight-Five Thousand ($685,000) Dollars, such adjustment shall be applied in the following order to the extent necessary: (i) first to reduce the cash tendered by UCI of GA to the designated creditors of MainStreet as set forth in Section 7.1.2 above, and (ii) second to reduce the number of Shares to be delivered by UCI to MainStreet.

                  7.3.3 In the event the aggregate outstanding balance of the MainStreet Equipment Leases as of the date of Closing in less than the amounts shown on Exhibit 7.2.1(a) attached hereto, and/or the outstanding balance (less applicable lending hold-back amounts) of MainStreet's line of credit obligation with Bank One, N.A. (formerly NPL-LP. Inc.) as of the date of closing is less than Six Hundred Eighty-Five Thousand ($685,000) Dollars, the purchase price and the stock tendered by UCI and UCI of GA at Closing each as set forth in Section
7.1.1 and 7.1.2 above, shall be increased by the aggregate amount such liabilities is less than such limits.

         7.4 Limitation On Amount Of Assumed MainStreet Liabilities. Notwithstanding the foregoing, in no event shall the sum of the cash portion of the Purchase Price paid by the Transferees hereunder and the total amount of the Assumed MainStreet Liabilities assumed by UCI of GA exceed twenty (20%) percent of the Purchase Price.

         7.5 Allocation of Purchase Price. The purchase price for the MainStreet Assets shall be allocated among the MainStreet Assets as set forth in a letter to be provided by UCI of GA to MainStreet within thirty (30) days of the Closing; provided however, the amount allocated to the fixed assets of the Transferors shall be determined by an appraisal firm selected by UCI of GA in its sole discretion. The cost and expenses of such appraisal shall be paid by UCI of GA. The

Acquisition Agreement and
Plan of Reorganization
Page 12

Parties shall use the foregoing allocation for reporting the purchase and sale of the Assets for federal, state, and local tax purposes and for completing the requisite filings with the Internal Revenue Service.

8. CLOSING.

         8.1 Date of Closing. The closing of the sale and purchase of the Assets and related transactions to be effective as of 11:59 p.m. on the date of Closing, and subject to the terms and conditions of this Agreement, shall take place on March 31, 1998, commencing at 10:00 a.m. (local time), at the offices of Nexsen Pruet Jacobs & Pollard, LLP, 1441 Main Street, Suite 1500, Columbia, South Carolina or such other time and place as may be mutually agreed upon in writing by the parties (the "Closing"). In the event Closing set forth in this
Section 8 is changed to a different date, all references in this Agreement to Closing shall be deemed to refer to the time and date agreed upon by the parties, in the manner set forth herein.

         8.2 Transactions at Closing. At the Closing, and subject to the terms and conditions of this Agreement:

                  8.2.1 UCI of GA shall pay to MainStreet the consideration then owing to it pursuant to, and in accordance with, Section 7.1 above.

                  8.2.2 Doctor's Care of GA shall pay to MHMG-GA the consideration then owing to it pursuant to, and in accordance with, Section 3.1 above.

                  8.2.3 Doctor's Care of TN shall pay to MHMG-TN the consideration then owing to it pursuant to, and in accordance with, Section 4.1 above.

                  8.2.4 Each of the Transferors and the Class B Shareholders, as applicable, shall execute and deliver to UCI, UCI of GA, Doctor's Care of GA, or Doctor's Care of TN, as applicable, the bills of sale, assignments, titles, certificates, and other documents, agreements and instruments, in form and substance required by this Agreement, as described in Section 8.3 below.

                  8.2.5 UCI of GA, Doctor's Care of GA, and Doctor's Care of TN shall execute and deliver to each of the Transferors and the Class B Shareholders, as applicable, the documents, agreements and instruments in form and substance required by this Agreement, as described in Section 8.4..

                  8.2.6 All employees of each of the Transferors directly and primarily associated with the Business will cease to be employees of the Transferors, and the Transferees, or any one of them, may, subject to the exercise of the Transferees' sole discretion, offer immediately or thereafter to hire any or all of such persons. The Transferees, or any one of them, shall no less than fourteen (14) days prior to the date of Closing, notify Mainstreet of the Transferor's

Acquisition Agreement and
Plan of Reorganization
Page 13
employees who the Transferees, or any one of them, shall offer employment as of Closing. The Transferees shall be required to hire only those employees of the Transferors which the Transferees, or any one of them, elects in its sole discretion to hire, and the Transferees shall not assume any liability whatsoever to any employee of any of the Transferors not hired by any of the Transferees. Each of the Transferors jointly and severally will be responsible for paying and reporting all costs and liabilities, including but not limited to compensation, federal and state withholding taxes, federal and state unemployment taxes, all employee benefit costs, and worker's compensation claims incurred or accrued prior to the date of Closing.

                  8.2.7 The parties hereto will take such other actions contemplated at Closing by this Agreement.

         8.3 Transferors' and Class B Shareholders' Documents. At Closing, each of the Transferors and each of the Class B Shareholders, as applicable, shall deliver, or cause to be delivered, at Transferors' expense, the following duly executed, lawful and effective documents and instruments:

                  8.3.1 A bill of sale for tangible personal property and fixtures composing portions of the MainStreet Assets substantially in the form attached hereto as Exhibit 8.3.1 to UCI of GA.

                  8.3.2 An assignment of intangible personal property composing portions of the MainStreet Assets substantially in the form attached hereto as
Exhibit 8.3.2 to UCI of GA.

                  8.3.3 A bill of sale for tangible personal property and fixtures composing portions of the MHMG-GA Assets substantially in the form attached hereto as Exhibit 8.3.3 to Doctor's Care of GA.

                  8.3.4 An assignment of intangible personal property composing portions of the MHMG-GA Assets substantially in the form attached hereto as
Exhibit 8.3.4 to Doctor's Care of GA.

                  8.3.5 A bill of sale for tangible personal property and fixtures composing portions of the MHMG-TN Assets substantially in the form attached hereto as Exhibit 8.3.5 to Doctor's Care of TN.

                  8.3.6 An assignment of intangible personal property composing portions of the MHMG-TN Assets substantially in the form attached hereto as
Exhibit 8.3.6 to Doctor's Care of TN.

                  8.3.7 Each of the Class B Shareholders shall each execute and deliver to UCI of GA a non-solicit covenant substantially in the form of Exhibit
8.3.7 attached hereto (the "Non- Solicits").


Acquisition Agreement and
Plan of Reorganization
Page 14

                  8.3.8 MainStreet and each of the security holders of MainStreet (including without limitation the Class B Shareholders) shall execute and deliver to UCI an Investment Letter substantially in the form attached hereto as Exhibit 8.3.8 (the "Investment Letter").

                  8.3.9 MainStreet will deliver to UCI of GA copies of such duly filed UCC termination statements, mortgages or lien satisfactions and other documents, as are reasonably required by UCI of GA to evidence UCI of GA's clear, marketable and insurable title to the MainStreet Assets; provided however, the Parties acknowledge that Bank One, L.P. shall retain a lien on MainStreet's accounts receivable as collateral for MainStreet's line of credit obligation being assumed by UCI of GA as set forth in Section 7.1.3 above.

                  8.3.10 MHMG-GA will deliver to Doctor's Care of GA copies of such duly filed UCC termination statements, mortgages or lien satisfactions and other documents, as are reasonably required by Doctor's Care of GA to evidence Doctor's Care of GA's clear, marketable and insurable title to the MHMG-GA Assets.

                  8.3.11 MHMG-TN will deliver to Doctor's Care of TN copies of such duly filed UCC termination statements, mortgages or lien satisfactions and other documents, as are reasonably required by Doctor's Care of TN to evidence Doctor's Care of TN's clear, marketable and insurable title to the MHMG-TN Assets.

                  8.3.12 Each Transferor will deliver to UCI of GA such duly executed termination statements, or upon UCI of GA's request lease assignments, of the MainStreet Real Estate Leases and other documents, as are reasonably required by UCI of GA to evidence UCI of GA's clear, marketable and insurable leasehold interest in each of the Georgia Facilities and Tennessee Facilities.

                  8.3.13 Each Transferor shall deliver to UCI of GA such duly executed consents, if the assignment of the MainStreet Equipment Leases, to UCI of GA.

                  8.3.14 Copy of the patient list of each Transferor as of the date of Closing.

                  8.3.15 MHMG-GA's Articles of Amendment, in a form satisfactory to UCI of GA, changing the name of MHMG-GA to a name other than "MainStreet Healthcare Medical Group, P.C.", thus making such name available to UCI of GA.

                  8.3.16 MHMG-TN's Articles of Amendment, in a form satisfactory to UCI of GA, changing the name of MHMG-TN to a name other than "MainStreet Healthcare Medical Group, PC", thus making such name available to UCI of GA.

                  8.3.17 Each Transferor shall deliver to UCI of GA at Closing evidence of insurance as set forth in Section 9.19.3 herein.

Acquisition Agreement and
Plan of Reorganization
Page 15

                  8.3.18 MainStreet shall execute and deliver to UCI of GA an Affidavit and Certificate of Assumed Liabilities substantially in the form attached hereto as Exhibit 8.3.18.

                  8.3.19 Officers' Certificate of each of the Transferors substantially in the form attached hereto as Exhibit 8.3.19.

                  8.3.20 Legal Opinion of Transferors' and Class B Shareholders' counsel dated the date of Closing, substantially in the form attached hereto as
Exhibit 8.3.20.

                  8.3.21 MainStreet shall cause the owner as of Closing of MainStreet's facility located at 2362 Main Street, Tucker, Georgia to execute and deliver to UCI of GA a lease of MainStreet's facility located at 2362 Main Street, Tucker, Georgia, substantially in the form attached hereto as Exhibit
8.3.21. As of the date hereof, MainStreet is the owner of such facility. On or before the Closing, MainStreet shall not convey such facility to any person or entity other than a Class B Shareholder without the prior written consent of UCI which shall not be unreasonably withheld.

                  8.3.22 Certificate of Existence or Good Standing of each of the Transferors issued by the Secretary of State of its state of formation and dated within twenty days prior to Closing.

                  8.3.23 MainStreet shall execute and deliver to UCI of GA a true and complete list of the holders of MainStreet's securities as of the date of Closing, substantially in the form attached hereto as Exhibit 8.3.23 (the "Certified List of MainStreet Security Holders").

                  8.3.24 A report of each Transferor's accounts receivable (with aging data) and unbilled cost of fee by patient or customer as of the date of Closing, and a schedule of advance payments (advances) by patient or customer as of the date of Closing.

         8.4 Documents of UCI, UCI of GA, Doctor's Care of GA, or Doctor's Care of TN. At Closing, UCI and/or UCI of GA, at their expense, shall deliver or cause to be delivered to the Transferors or the Class B Shareholders (as the case may be) the following duly executed, lawful, and effective documents and instruments:

                  8.4.1 UCI will deliver a copy of the instructions to the transfer agent of UCI's common stock instructing the transfer agent to issue certificate(s) evidencing the Shares to MainStreet.

                  8.4.2 UCI will deliver to MainStreet the registration rights agreement substantially in the form attached hereto as Exhibit 8.4.2.

                  8.4.3 Officers' Certificate of each of the Transferees substantially in the form attached hereto as Exhibit 8.4.3.

Acquisition Agreement and
Plan of Reorganization
Page 16

                  8.4.4 Legal Opinion of Transferees' counsel dated the date of Closing, substantially in the form attached hereto as Exhibit 8.4.4.

                  8.4.5 UCI of GA shall execute and deliver to MainStreet a lease of MainStreet's facility located at 2362 Main Street, Tucker, Georgia, substantially in the form attached hereto as Exhibit 8.3.21, and shall pay such initial rental thereunder.

                  8.4.6 Certificate of Existence or Good Standing of UCI and each of the Transferees issued by the Secretary of State of its state of formation and dated within twenty days prior to Closing.

         8.5 Conditions of Title.

                  8.5.1 Assets. At Closing, the Assets shall be conveyed by appropriate instruments of conveyance free and clear of all claims, security interests, liens and Encumbrances except (a) personal property and ad valorem taxes for the year of Closing (which shall be prorated as provided in this Agreement), and (b) Bank One, L.P. shall retain a lien on MainStreet's accounts receivable as collateral for MainStreet's line of credit obligation being assumed by UCI of GA as set forth in Section 7.1.3 above.

                  8.5.2 Leasehold. At Closing, UCI of GA shall hold a leasehold interest in each of the Georgia Facilities and Tennessee Facilities free and clear of all claims, security interests, liens and Encumbrances except real property taxes for the year of Closing which are not yet due and payable.

         8.6 Covenants Prior to Closing.

                  8.6.1 Access to Information. Subject to any restrictions of applicable law or third party confidentiality agreements, upon reasonable notice, each Party shall, and shall cause its Subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors, financing sources and other representatives of the other Parties hereto (collectively, "Representatives") reasonable access, during normal business hours throughout the period prior to the date of Closing, to all of its properties, books, contracts, commitments and records and, during such period, each party shall and shall cause its Subsidiaries to, furnish promptly to the other (i) access to each report, schedule and other document filed or received by it or any of its Subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC or any other federal or state regulatory agency or commission and (ii) access to all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement.


Acquisition Agreement and
Plan of Reorganization
Page 17

                  8.6.2 Reasonable Best Efforts. Subject to the terms and conditions herein provided and to applicable legal requirements, each of the Parties agrees to use its reasonable best efforts to take, or cause to be taken, all action and so do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, the obtaining of all necessary waivers, consents and approvals and the effecting of all necessary registrations and filings.

                  8.6.3 Private Placement. UCI will use its commercially reasonable best efforts to consummate a private placement through Laidlaw & Co of up to $2.5 million (the "Private Placement"). UCI, based on conditions that are prevailing of the date hereof and that have been brought to its attention, knows of no circumstance or condition that it expects will prevent the successful completion of the Private Placement.

                  8.6.4 UCI Stockholders Meeting. UCI, acting through its Board of Directors, shall, subject to and in accordance with applicable law and its Certificate of Incorporation, as amended, and its By-Laws, (i) promptly and duly call, give notice of, convene and hold as soon as practicable following the date hereof a meeting of the holders of UCI common stock for the purpose of voting to approve to the extent required by applicable law the transaction contemplated herein, and recommend approval and adoption thereof, (ii) prepare and file with the SEC and upon clearance thereof submit to stockholders a proxy statement in appropriate form for the solicitation of proxies with respect to the foregoing, and (iii) take all reasonable action to solicit and obtain such approval.

                  8.6.5 Operation in Regular Course. Until Closing, UCI shall carry on its business substantially in the same manner as it was carried on prior to the date hereof; provided however nothing contained herein shall preclude or in any way restrict UCI's acquiring one or more medical practices or consummating the Private Placement.

         8.7 Transactions Subsequent to Closing.

                  8.7.1 Employment Matters. Nothing contained herein shall be construed to create any liability for UCI or any of the Transferees to present or past employees of any Transferor or any other person or entity or regulatory agency for periods prior to the date of Closing.

                  8.7.2 Books and Records. To the extent that any of Transferors' books, records and documents are to be transferred to Transferees hereunder, and Transferors may have need to have access to such transferred books, records, and documents held by Transferees after the Closing, the Transferees agree that they shall maintain for at least three (3) years after the Closing (or for such longer period as may be required by applicable law) the respective books, records and documents transferred hereunder. During said period, representatives of Transferors shall be permitted to inspect and make copies of said books, records and documents transferred to

Acquisition Agreement and
Plan of Reorganization
Page 18

Transferees, if any, during normal business hours and upon reasonable notice for purposes related to winding up the affairs relating to the Business or for any other appropriate purpose.

                  8.7.3 Trade Name. Each Transferor and Class B Shareholder shall discontinue use of the trade names "MainStreet Healthcare" and "Prompt Care".

                  8.7.4 Accounts Receivable. Each Transferor shall cooperate with UCI of GA's attempts to collect the accounts receivable constituting portions of the Assets and will promptly pay over to UCI of GA any proceeds of such accounts receivable.

                  8.7.5 Transitional Permits. Each Transferor agrees, to the extent permitted by law, that Transferees may operate for a period of up to 30 days after Closing under any permits or licenses of Transferors respecting the Business which may not be assignable until similar permits or licenses are issued to Transferees, provided Transferees promptly make and pursue application for such permits and licenses and indemnifies Transferors for any loss or damage from Transferees' operations under such permits or licenses. In the event that any such permit or license is held in the name of an officer or agent of any Transferor, Transferors shall use best efforts to cause such person to cooperate in carrying out the intent of this Section.

                  8.7.6 Restrictions Against Competition.

                           8.7.6.1 For a period of three (3) years after
Closing, none of the Transferors:

                                    8.7.6.1.1 shall own, operate, or establish,
         in competition with UCI and/or any of the Transferees, an urgent care, family care, or industrial and/or occupational medical business located anywhere within the States of South Carolina, Tennessee, and Georgia.

                                    8.7.6.1.2 shall, directly or through an
         affiliate, solicit or divert (or assist another person or entity to solicit or divert) any patient of the Business from purchasing or using any of the services of the Transferees, or any one of them.

                                    8.7.6.1.3 shall, directly or through an
         affiliate, solicit or in any manner attempt to solicit or induce any person employed by, or an agent of, one or more of the Transferees to terminate such person's association or contract of employment or agency, as the case may be, with such entity.


Acquisition Agreement and
Plan of Reorganization
Page 19

                           8.7.6.2 If any Transferor shall violate any of the
provisions of this Section 8.6.6, the Transferees shall be entitled to recover any non-speculative lost profits incurred by any one or more of the Transferees as a result of, growing out of, or in connection with, any such violation by a Transferor. This remedy shall be in addition to, and not in limitation of, any injunctive relief or other rights, remedies, or damages, to which any one or more of the Transferees is or may be entitled as a result of this Agreement. In the event of a breach or threatened breach by a Transferor of any of the provisions of this Section 8.6.6, the Transferees, in addition to, and not in limitation of, any other rights, remedies, or damages available to any one or more of the Transferees at law or in equity, shall be entitled to a temporary restraining order, preliminary injunction, and permanent injunction in order to prevent or restrain any such breach by a Transferor or by a Transferor's partners, agents, representatives, servants, employers, employees, companies, consulting clients, and/or any and all persons directly or indirectly acting for or with a Transferor. Each Transferor agrees that in the event of any breach by a Transferor of the covenants set forth in this Section 8.6.6, the Transferees shall suffer irreparable harm for which the remedy of monetary damages may be inadequate.

                           8.7.6.3 Each of the Transferors acknowledges and
agrees that the restrictions contained in this Section 8.6.6 is reasonably related to the value of the Assets sold to Transferees hereunder and that the scope of this restriction is reasonable in time and territory. In the event that, notwithstanding the foregoing, any of the provisions of this Section 8.6.6 or any parts thereof shall be held to be invalid or unenforceable, the remaining provisions or parts thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable portions or parts had not been included therein. In the event that any provisions of Section 8.6.6 relating to the time period and/or the areas of restriction and/or the scope of restricted activities and/or related aspects shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or areas of restriction and/or the scope of restricted activities and/or related aspects deemed reasonable and enforceable by the court shall become and thereafter be the maximum restriction in such regard, and the restriction shall remain enforceable to the fullest extent deemed reasonable by such court. In the event any Class B Shareholder violates the terms of their respective Non- Solicit, a form of which is attached hereto as Exhibit 8.3.7, such violation shall be deemed to be a violation by each of the Transferors of the terms of this Section 8.6.6.

                           8.7.7 Confidentiality. Subsequent to Closing, each of
the Transferors shall hold in confidence all documents and information concerning the Business and the Assets (except that Transferors may, after reasonable notice to UCI of GA disclose such documents and information, or copies or summaries thereof, to Transferors professional advisors, shareholders, creditors, and any governmental authority reviewing the transactions contemplated hereby, or as required in Transferors' reasonable judgment pursuant to federal or state laws or regulations or court order). Such confidential information shall not include information that can be demonstrated by

Acquisition Agreement and
Plan of Reorganization
Page 20
independent documentary evidence to be publicly available other than as a result of acts in breach of this Section or any Non-Solicit.

                  8.7.8 Publicity. Upon UCI of GA's request (if any), at a date reasonably agreed upon by UCI of GA and MainStreet, but no later than thirty
(30) business days after Closing, MainStreet, at UCI of GA's expense, shall mail to all those patients of Transferors designated by UCI of GA, a letter substantially on the form provided by UCI of GA, subject to MainStreet's approval (which shall not be unreasonably withheld) advising of the sale hereunder and containing a request of Transferors that to the extent requested by UCI of GA, such patient shall continue its relationships with Transferees. Other than as directed or expressly permitted by Transferees or expressly required by law, the Transferors and the Class B Shareholders shall not take any action or make any disclosures which might reasonably be anticipated to have an adverse affect on the Transferee's respective business operations relating to the Assets. This provision shall not, however, be construed to prohibit any Party from making any disclosures to any governmental authority which it is required to make by law or from filing this Agreement with, or disclosing the terms of this Agreement to, any governmentally-regulated institutional lender to such Party, or prohibit Transferees or Transferors from disclosing to their respective investors, lenders, and financial advisors such terms of this transaction as are customarily disclosed to them in connection with the disposition of such assets. The Parties hereto acknowledge and agree that UCI may elect, either prior to or after Closing, in it sole discretion, to issue a press release after consulting with MainStreet, and file documents with the SEC and Nasdaq concerning the proposed acquisition and this Agreement.

                  8.7.9 Taxes. Each of the Transferors shall file such tax returns and reports and pay such taxes to be paid by them as are required for periods ending with the date of Closing.

                  8.7.10 Creditors. Each of the Transferors shall as and when due use their reasonable best efforts within eleven (11) months after the date of Closing to pay all of Transferors' valid liabilities not expressly assumed by UCI of GA pursuant to Section 7.1.3 hereunder, and perform all of Transferors' valid obligations which any of the Transferors have incurred in connection with the Assets or the operation of the Business.

                  8.7.11 Miscellaneous Required Acts. The parties hereto shall take such other actions and comply with other obligations as are required after Closing under this Agreement or under documents ancillary hereto.

                  8.7.12 Audit. At UCI of GA's expense, Transferors, no later than May 30, 1998, shall provide UCI with the audited financial statements of the Transferors for the period commencing April 1, 1997, and ending March 31, 1998.

                  8.7.13 Board of Directors. On or about the date of Closing, Johnson shall be appointed to the Board of Directors of UCI. Also, to the extent permitted by law, as long as

Acquisition Agreement and
Plan of Reorganization
Page 21

MainStreet or PENMAN is the holder of record of not less than five (5%) of the issued and outstanding shares of the common stock of UCI, a representative of PENMAN shall be invited to attend, at PENMAN's expense, all meetings of the Board of Directors of UCI occurring after the date of Closing. For so long as such representative of PENMAN is entitled to such invitation as set forth above, such representative of PENMAN shall be given notice of all meetings of the Board of Directors of UCI at the same time such notices are given to the directors of UCI, and, to the extent permitted by law, shall be entitled to all information generally made available to the directors of UCI. Such representative shall not be entitled to vote on any matter.

         8.8 Other Actions. The parties hereto agree that they will at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, documents, instruments and assurances as may be reasonably required by the other party in order to carry out fully and to effectuate the transactions herein contemplated under, and in accordance with, the provisions of this Agreement.

9. REPRESENTATIONS AND WARRANTIES OF TRANSFERORS AND CLASS B SHAREHOLDERS. Except as otherwise set forth in the Schedule of Exceptions attached hereto as
Exhibit 9 (the "Schedule of Exceptions"), each of the Transferors and Class B Shareholders severally and not jointly represent, warrant, and covenant to UCI and the Transferees that the representations and warranties contained in this
Section 9 are true, correct and complete as of the date of this Agreement:

         9.1 Organization of MainStreet; Authority. MainStreet is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to enter into this Agreement and the other documents related thereto and to carry out and perform its obligations under the terms of this Agreement and such other documents related thereto. MainStreet has the full and unrestricted corporate power and authority to own, operate and lease its assets and properties and to carry on its business as currently conducted. MainStreet is qualified to do business and in good standing in the State of Georgia, and as of the date of Closing the State of Tennessee, which jurisdictions constitute the only jurisdictions in which the nature of MainStreet's business requires it to be so qualified or in which the failure to be so qualified, if required, would have a material adverse effect on the MainStreet Business taken as a whole. The execution and delivery of this Agreement and documents related thereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or other action on the part of MainStreet and each of the Class B Shareholders. This Agreement has been, and at the Closing the documents related thereto shall be, duly executed and delivered by MainStreet and each of the Class B Shareholders and constitutes the valid, binding and enforceable obligation of MainStreet and each of the Class B Shareholders, enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

Acquisition Agreement and
Plan of Reorganization
Page 22

         9.2 Organization of MHMG-GA; Authority. MHMG-GA is a professional corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, with the corporate power and authority to enter into this Agreement and the other documents related thereto and to carry out and perform its obligations under the terms of this Agreement and such other documents related thereto. MHMG-GA has the full and unrestricted corporate power and authority to own, operate and lease its assets and properties and to carry on its business as currently conducted. MHMG-GA is qualified to do business and in good standing in every jurisdiction in which the nature of MHMG-GA's business requires it to be so qualified or in which the failure to be so qualified, if required, would have a material adverse effect on the MHMG-GA Business taken as a whole. The execution and delivery of this Agreement and documents related thereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or other action on the part of MHMG-GA. This Agreement has been, and at the Closing the documents related thereto shall be, duly executed and delivered by MHMG-GA and constitutes the valid, binding and enforceable obligation of MHMG-GA, enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

         9.3 Organization of MHMG-TN; Authority. MHMG-TN is a professional corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, with the corporate power and authority to enter into this Agreement and the other documents related thereto and to carry out and perform its obligations under the terms of this Agreement and such other documents related thereto. MHMG-TN has the full and unrestricted corporate power and authority to own, operate and lease its assets and properties and to carry on its business as currently conducted. MHMG-TN is qualified to do business and in good standing in every jurisdiction in which the nature of MHMG-TN's business requires it to be so qualified or in which the failure to be so qualified, if required, would have a material adverse effect on the MHMG-TN Business taken as a whole. The execution and delivery of this Agreement and documents related thereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or other action on the part of MHMG-TN. This Agreement has been, and at the Closing the documents related thereto shall be, duly executed and delivered by MHMG-TN and constitutes the valid, binding and enforceable obligation of MHMG-TN, enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

         9.4 Organization of Prompt Care; Authority. Prompt Care is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, with the corporate power and authority to enter into this Agreement and the other documents related thereto and to carry out and perform its obligations under the terms of this Agreement and such other documents related thereto. Prompt Care is a wholly-owned Subsidiary of MainStreet. As of the Closing, Prompt Care owns no assets and owes no liabilities and has no interest in the

Acquisition Agreement and
Plan of Reorganization
Page 23

Assets to be sold to Transferees hereunder or the proceeds thereof. The execution and delivery of this Agreement and documents related thereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or other action on the part of Prompt Care. This Agreement has been, and at the Closing the documents related thereto shall be, duly executed and delivered by Prompt Care and constitutes the valid, binding and enforceable obligation of Prompt Care, enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

         9.5 Ability to Carry Out the Agreement. None of the Transferors or Class B Shareholders is subject to or bound by any provision of:

                  (i) any law, statute, rule, regulation, ordinance or judicial or administrative decision;

                  (ii) any articles or certificate of incorporation or bylaws;

                  (iii) any contract, agreement, mortgage, deed of trust, lease, note, stockholders' agreement, bond, indenture, other instrument or agreement, license, permit, trust, custodianship or other restriction of any kind or character whatsoever: or

                  (iv) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator;

that would prevent or be violated by, or would result in any penalty, forfeiture or material contract termination as a result of, or under which there would be a default as a result of, nor is the consent of any Person under any contract or agreement which has not been obtained required for, the execution, delivery and performance by each of the Transferors and Class B Shareholders of this Agreement and the transactions contemplated hereby.

         9.6 Capitalization of MainStreet; Ownership. The authorized capital stock of MainStreet consists solely of: (i) 20,000 shares of preferred stock, par value $.01 per share (the "MainStreet Preferred Shares") of which 6,000 shares of the MainStreet Preferred Shares are 5.0% cumulative redeemable preferred stock of which 4,367 shares are issued and outstanding, and the remaining 14,000 shares of MainStreet Preferred Shares are "blank check preferred" of which 2,500 shares have been designated 10% cumulative redeemable preferred stock of which 412 shares are issued and outstanding; (ii) 5,000,000 shares of Class A non-voting convertible common stock, par value $0.01 per share, of which 276,000 shares are issued and outstanding, and (iii) 20,000,000 shares of Class B common stock, par value $.01 per share, of which 6,460,452 shares are issued and outstanding. The shares of capital stock and other securities described in Exhibit 9.6 hereto are the only shares of capital stock and other securities of

Acquisition Agreement and
Plan of Reorganization
Page 24

MainStreet which are issued and outstanding. All shares of the securities of MainStreet are held of record by the respective security holders as set forth in
Exhibit 9.6 hereto.

         9.7 Capitalization of MHMG-GA; Ownership. The authorized capital stock of MHMG-GA consists solely of one hundred thousand (100,000) shares of common stock, no par value, of which 5,000 shares are issued and outstanding and owned by Pamela K. Erdman, M.D., and 5,000 shares are issued and outstanding and owned by Harold Holloway, M.D.

         9.8 Capitalization of MHMG-TN; Ownership. The authorized capital stock of MHMG- TN consists solely of two thousand (2,000) shares of common stock, of which 100 shares are issued and outstanding and owned by Laykoon Huang, M.D.

         9.9 Universal, Subsidiaries and Affiliates. Universal is a Georgia corporation whose Article of Incorporation were filed with the Georgia Secretary of State on January 27, 1997, but no further steps have been taken to organize Universal, including but not limited to the issuance of stock. Universal owns no assets and owes no liabilities and has no interest in the Assets to be sold to Transferees hereunder or in the proceeds thereof. MainStreet does not have, and has never had, any Subsidiary other than Prompt Care and Universal and does not control, directly or indirectly, or have any direct or indirect equity participation or any interest in any corporation, partnership, limited liability company, trust, venture, business, enterprise, firm or other business association other than Prompt Care and Universal. Neither MHMG-GA nor MHMG-TN has, and has never had, any Subsidiary and does not control, directly or indirectly, or have any direct or indirect equity participation or any interest in any corporation, partnership, limited liability company, trust, venture, business, enterprise, firm or other business association.

         9.10 Financial Statements. Attached hereto as Exhibit 9.10 are the following financial statements of the Transferors (collectively the "Financial Statements"): (i) the audited consolidated balance sheet as of March 31, 1997, audited consolidated statements of operations, audited consolidated statement of stockholder's equity, and audited consolidated statement of cash flows for the fiscal year ended March 31, 1997; and (ii) the unaudited consolidated balance sheet, unaudited consolidated statements of operations, unaudited consolidated statement of stockholder's equity, and unaudited consolidated statement of cash flows as of and for the nine (9) months ended December 31, 1997. The Financial Statements (including the notes thereto) have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby, are true, correct and complete, fairly present in all material respects the financial position of the Transferors at the dates thereof and the results of operations of the Transferors for the periods covered thereby (subject in the case of unaudited statements to normal year-end adjustments), and are consistent with the books and records of the Transferors (which books and records are materially correct and complete).

         9.11 Conduct of Business Since March 31, 1997; Absence of Material Adverse Change. Since March 31, 1997, there has been no material adverse change in the Business, operations,

Acquisition Agreement and
Plan of Reorganization
Page 25
results of operations, assets, properties or financial condition of any of the Transferors. Since such date, except as contemplated in this Agreement: (i) each of the Transferors has conducted its respective businesses in the manner theretofore conducted and only in the ordinary course consistent with past practices; and (ii) without limiting the generality of the foregoing, none of the Transferors has:

                  9.11.1 incurred any loss of, or injury to, the assets or properties of any of the Transferors as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God, public enemy or armed forces, or other casualty (whether or not covered by insurance payable to any of the Transferors);

                  9.11.2 mortgaged, pledged or subjected to lien, charge, security interest or any other Encumbrance, other than in the ordinary course of business, any of its assets or properties with respect to any obligations;

                  9.11.3 sold, exchanged, transferred or otherwise disposed of any of its assets or properties, tangible and intangible, or cancelled any debts or claims, other than in the ordinary course of business;

                  9.11.4 written down the value of any assets or properties or written off as uncollectible any notes or accounts receivable, except write-downs and write-offs in the ordinary course of business consistent with past practices;

                  9.11.5 made any material change in any method of accounting or accounting practice except where required by a change in GAAP or reflected in the Financial Statements;

                  9.11.6  waived or released any rights of material value; or

                  9.11.7 agreed or committed, whether in writing or not, to do any of the foregoing.

         9.12 Title to Assets; Absence of Liens.

                  9.12.1 MainStreet has good, valid and marketable title to, or valid and subsisting leasehold interests in, all the MainStreet Assets, free and clear of any and all Encumbrances, except for Encumbrances reflected in the Financial Statements including that certain lien on MainStreet's accounts receivable held by Bank One, L.P., and which do not unreasonably or materially interfere with the conduct of MainStreet's business operations as currently conducted.

                  9.12.2 MHMG-GA has good, valid and marketable title to all the MHMG-GA Assets, free and clear of any and all Encumbrances. The MHMG-GA Assets consist solely of the medical records of the patients of MHMG-GA.


Acquisition Agreement and
Plan of Reorganization
Page 26

                  9.12.3 MHMG-TN has good, valid and marketable title to all the MHMG-TN Assets, free and clear of any and all Encumbrances. The MHMG-TN Assets consist solely of the medical records of the patients of MHMG-TN.

         9.13 Status of Assets. The Assets sold hereunder constitute all of the assets of the Business (taking into account the Excluded Assets) and include all property, rights, and intangibles necessary for Transferees to operate after Closing a business similar to the Business as is presently conducted. All material inventory systems, computer systems, telephone systems, machinery, equipment, and other tangible property which are portions of the Assets are generally sound, in good repair, may be safely operated within all applicable standards or regulations in their present conditions, and are in good and merchantable condition. All material contracts, commitments, and similar rights which are portions of the Assets are valid, binding, enforceable, and without known default in violation of law. The information related to accounts receivable provided to UCI of GA is materially accurate, and such accounts receivable reflect valid, binding, and enforceable rights of the Business which shall be lawfully transferred to UCI of GA hereunder.

         9.14 Litigation. There are no judicial or administrative actions or proceedings pending, or to the best of each Transferors's and/or each Class B Shareholders' Knowledge, threatened that question the validity of this Agreement or any transaction contemplated hereby or that relate to the Assets or to the conduct of Business, including but not limited to condemnation or bankruptcy proceedings, which if adversely determined would have a material adverse effect upon any of the Transferors' and/or any Class B Shareholders' ability to enter into this Agreement or perform its obligations hereunder or upon the use, enjoyment, or value of the Assets for the Transferees.

         9.15 Compliance with Laws. Each of the Transferors is in compliance with all laws, ordinances, and regulations that govern their respective ownership and present use of the Assets, the violation of which would have a material adverse effect on the Assets or the Business. All of the Assets sold hereunder, and each of the Facilities leased hereunder, substantially comply with applicable environmental, zoning, health, OSHA, consumer products, and fire safety regulations where such non-compliance does not have a material effect on the Business or Assets.

         9.16 Brokers. None of the Transferors nor any Class B Shareholder has dealt with any broker in connection with this transaction other than Laidlaw & Company, and no brokerage commission nor claim thereof shall accrue or become payable to any person or entity respecting this transaction other than Laidlaw & Company. Each of the Transferors and Class B Shareholders acknowledge and agree that any and all commissions payable to Laidlaw & Company in connection with consummation of the transactions contemplated herein shall be paid by MainStreet. Notwithstanding the foregoing, the Parties acknowledge that certain commissions shall be payable to Laidlaw & Company by UCI in connection with certain capital raising transactions unrelated to the transactions contemplated herein, including but not limited to that certain Private Placement.


Acquisition Agreement and
Plan of Reorganization
Page 27

         9.17 Payables, Taxes, and Creditors. Each of the Transferors and Class B Shareholders shall not hinder, delay, defraud, or avoid any obligation to any past, present or future creditor in the transactions contemplated by this Agreement. The consideration to be received by the Transferors from the Transferees pursuant to this Agreement is more than a reasonably equivalent value in exchange for the transfer of the Assets. Each of the Transferors is currently solvent and will not be rendered insolvent as a result of the transactions contemplated hereby. None of the Transferors has initiated, nor does it intend to initiate with respect to itself as debtor, has had initiated or expects to have initiated against it as debtor, any proceeding under federal or any state's bankruptcy, insolvency or similar laws.

         9.18 Employee Benefits.

                  9.18.1 Exhibit 9.18.1 lists each Employee Benefit Plan that any of the Transferors maintain or to which any of the Transferors contribute. Each such Employee Benefit Plan (and each related trust, insurance contract or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                  9.18.2 All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                  9.18.3 All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan, and all contributions for any period ending on or before the date of Closing which are not yet due, have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Transferors. All premiums or other payments for all periods ending on or before the date of Closing have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                  9.18.4 Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code
Section 401(a) and has received, within the last two (2) years, a favorable determination letter from the Internal Revenue Service.

                  9.18.5 The Transferors have delivered to UCI of GA correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report and all related trust agreements, insurance contracts and other funding agreements which implement each such Employee Benefit Plan.


Acquisition Agreement and
Plan of Reorganization
Page 28

                  9.18.6 None of the Transferors has incurred any accumulated funding deficiency within the meaning of ERISA or any liability to the Pension Benefit Guaranty Corporation established under ERISA, nor has any tax been assessed against any of the Transferors for the alleged violation of the Code with respect to the Business, or their respective operations.

         9.19 Insurance.

                  9.19.1 Exhibit 9.19.1 sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability or workers' compensation coverage or bond or surety arrangements) or self-insurance arrangement to which any of the Transferors is a party, a named insured, or otherwise the beneficiary of coverage as of the date hereof.

                           (i) the name, address and telephone number of the agent;

                           (ii) the name of the insurer, the name of the policyholder and the name of each covered insured;

                           (iii) the policy number and the period of coverage;

                           (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                           (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

                  9.19.2 With respect to each such insurance policy: (i) to the Knowledge of each Transferor and each Class B Shareholder, the policy is legal, valid, binding, enforceable and in full force and effect; (ii) to the Knowledge of each Transferor and each Class B Shareholder, the policy if it is an "occurrence policy" shall continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated by this Agreement; (iii) to the Knowledge of each Transferor and each Class B Shareholder, each of the Transferors are not nor is any other party to the policy in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy;
(iv) no party to the policy has repudiated any provision thereof; and (v) no claims have been made during the past five years. Each of the Transferors has been covered since their respective dates of formation by insurance in scope and amount consistent with current coverage, taking into account the growth of their respective businesses.


Acquisition Agreement and
Plan of Reorganization
Page 29

                  9.19.3 For a period of one (1) year after the date of Closing, the Transferors, at their expense, shall maintain a comprehensive general liability "claims made" policy for discontinued operations of the Transferors in the amount of $1,000,000 per occurrence, and UCI and each of the Transferees shall be listed as additional insureds under such policy. Evidence of such insurance shall be delivered to Transferees at Closing.

         9.20 Directors, Officers and Employees. Exhibit 9.20 contains a correct and complete listing as of the date hereof of all of the directors, officers and employees of each of the Transferors, respectively, showing their names, positions and current wage or salary and rights to bonuses.

         9.21 Labor Relations; Employees.

                  9.21.1 None of the Transferors has a collective bargaining agreement with any of its employees; there is no labor union organizing activity pending or, to the Knowledge of each of the Transferors, threatened with respect to any Transferor; and none of the Transferors has experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. None of the Transferors has committed any unfair labor practices.

                  9.21.2 There is no pending claim nor, to the Knowledge of each Transferor, threatened (including, but not limited to, governmental agencies of any kind) against any of the Transferors arising out of any federal, state, county, local or foreign statute, ordinance or regulation relating to discrimination against employees or any other employee practices, including without limitation retirement or labor relations, or occupational, safety and/or health standards, sexual harassment or intentional infliction of emotional distress.

         9.22 Real Property.

                  9.22.1 Other than MainStreet's facility located at 2362 Main Street, Tucker, Georgia which is owned by MainStreet, none of the Transferors owns any real property.

                  9.22.2 Exhibit 7.2.1(b) lists and describes briefly all real property leased or subleased to or by each of the Transferors, including but not limited to each of the MainStreet Real Estate Leases. MainStreet has delivered to UCI of GA correct and complete copies of the leases and subleases (as amended to date) listed in Exhibit 7.2.1(b). With respect to each such lease and sublease:

                  (i) to each Transferor's Knowledge, the lease or sublease is legal, valid, binding, enforceable and in full force and effect:

                  (ii) None of the Transferors is, and, to MainStreet's Knowledge, no other party to the lease or sublease is, in breach or default, and, to the Knowledge of MainStreet, no

Acquisition Agreement and
Plan of Reorganization
Page 30
         event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder;

                  (iii) no party to the lease or sublease has repudiated any provision thereof;

                  (iv) there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

                  (v) with respect to each sublease, the representations and warranties set forth in clauses (i) through (iv) above are true and correct with respect to the underlying lease;

                  (vi) none of the Transferors has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

                  (vii) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations;

                  (viii) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities;

                  (ix) to the Knowledge of MainStreet, the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Encumbrance, easement, covenant or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants and other restrictions which do not unreasonably interfere with the Transferors' current use of the property; and

                  (x) as of the date of Closing, MainStreet shall have paid all payments then due and owing pursuant to such leases and such leases shall not otherwise be in default or subject to acceleration.

         9.23 Equipment Leases. Exhibit 7.2.1(a) lists and describes briefly all equipment leased to or by each of the Transferors, including but not limited to each of the MainStreet Equipment Leases. MainStreet has delivered to UCI of GA correct and complete copies of the leases (as amended to date) listed in Exhibit 7.2.1(a). With respect to each such lease:

                  (i) to each Transferor's Knowledge, the lease is legal, valid, binding, enforceable and in full force and effect:

                  (ii) None of the Transferors is, and, to MainStreet's Knowledge, no other party to the lease is, in breach or default, and, to the Knowledge of MainStreet, no event has

Acquisition Agreement and
Plan of Reorganization
Page 31
         occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder;

                  (iii) no party to the lease has repudiated any provision thereof;

                  (iv) there are no disputes, oral agreements or forbearance programs in effect as to the lease;

                  (v) none of the Transferors has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold;

                  (vi) all equipment leased thereunder has received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and has been operated and maintained in accordance with applicable laws, rules and regulations;

                  (vii) to the Knowledge of MainStreet, the owner of the equipment leased has good and marketable title to equipment, free and clear of any Encumbrance; and

                  (viii) as of the date of Closing, MainStreet shall have paid all payments then due and owing pursuant to such leases and, to the Knowledge of each Transferor and each Class B Shareholder, such leases shall not otherwise be in default or subject to acceleration.

         9.24 Line of Credit. As of the Closing, none of the terms of MainStreet's line of credit obligation with Bank One, N.A. (formerly NPL-LP. Inc.) shall have changed from the terms set forth in those certain loan documents supplied by MainStreet to UCI of GA (unless otherwise requested or agreed by UCI of GA in writing). As of the date of Closing, MainStreet shall have paid all payments then due and owing pursuant to such line of credit and such obligation shall not otherwise be in default or subject to acceleration. The Parties hereto acknowledge that Bank One, L.P shall retain a lien on MainStreet's accounts receivable being conveyed to UCI of GA hereunder.

         9.25     Environmental Matters.

                  9.25.1 In all material respects, each of the Transferors is in compliance with all local, state and federal statutes, ordinances, and regulations dealing with the protection of the environment or public health and safety, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act (codified as amended, 42 U.S.C. ss.ss. 9601 et seq.) ("CERCLA") and the Resource Conservation and Recovery Act (codified as amended, 42 U.S.C. ss.ss. 6901 et seq.) ("RCARA").


Acquisition Agreement and
Plan of Reorganization
Page 32

                  9.25.2 Each of the Transferors has obtained all required local, state and federal permits, licenses, certificates and approvals, if any, relating to: (i) air emissions; (ii) discharges to surface water or groundwater;
(iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any local, state or federal statute, ordinance or regulation); (vi) the use, storage, transportation or disposal of petroleum or petroleum products; or (vii) other environmental, health and safety matters.

                  9.25.3 Each of the Transferors has not caused, suffered, permitted or sustained any emission, spill, release or discharge of any toxic or hazardous substances or wastes, or any petroleum products, into or upon: (i) the air; (ii) soils or any improvements located thereon, whether on a Transferors' property or elsewhere; (iii) surface water or groundwater; or (iv) a sewer, septic system or waste treatment, storage or disposal system except in accordance with applicable law or a valid government permit, license, certificate or approval.

                  9.25.4 None of the Transferors, nor any of the Class B Shareholders has received written notice of any actual or potential claims, orders, directives, citations or causes of action based on actual or alleged violations of any local, state, or federal statutes, ordinances or regulations dealing with the protection of the environment or public health and safety, including, but not limited to, CERCLA or RCARA, or written notice of any actual or potential common law claims or causes of action based upon any Transferor's actual or alleged involvement with or use of any substance regulated by local, state or federal statutes, ordinances or regulations dealing with the protection of the environment or public health and safety.

                  9.25.5 None of the Transferors, nor any of the Class B Shareholders has received oral or written notice of any actual or potential claims, orders, directives, citations or causes of action under any local, state or federal statutes, ordinances or regulations dealing with the protection of the environment or public health and safety, including, but not limited to, CERCLA and RCARA, based upon or arising out of its actual or alleged disposal of hazardous wastes or substances, whether on or off real property being operated by any of the Transferors.

         9.26 Consents. No consent, approval or authorization of or designation, declaration or filing with any state, federal or foreign governmental authority is required in connection with the valid execution and delivery of this Agreement and the consummation by the Transferors and Class B Shareholders of the transactions contemplated hereby. At Closing, no consent of any third party which has not been obtained is required in connection with the transfer and assignment of the Assets hereunder.

         9.27 Zoning. To the best of each Transferor's and each Class B Shareholder's Knowledge, each of the Georgia Facilities and Tennessee Facilities is currently zoned for commercial operations and are in compliance with applicable zoning laws and ordinances; and

Acquisition Agreement and
Plan of Reorganization
Page 33
each of the Transferors and Class B Shareholders does not know that the status of such zoning is in question or subject to change by the appropriate governmental authorities.

         9.28 Normal Course. MainStreet has paid or caused to be paid promptly when due all city, county and state ad valorem taxes and similar taxes and assessments and all utility charges and assessments imposed upon or assessed against the MainStreet Assets prior to the Closing. MHMG-GA has paid or caused to be paid promptly when due all city, county and state ad valorem taxes and similar taxes and assessments and all utility charges and assessments imposed upon or assessed against the MHMG-GA Assets prior to the Closing. MHMG-TN has paid or caused to be paid promptly when due all city, county and state ad valorem taxes and similar taxes and assessments and all utility charges and assessments imposed upon or assessed against the MHMG-TN Assets prior to the Closing. Each of the Transferors shall exercise their respective best efforts to preserve the goodwill of the employees, patients, suppliers and others having business relationships with the Business through the date of Closing.

         9.29 Workers' Compensation. There are no worker compensation or similar claims or actions pending or threatened, and each of the Transferors and/or each of the Class B Shareholders do not know of facts which would make such claims timely, by past or present employees of any of the Transferors.

         9.30 No Adverse Conditions. Except as previously disclosed in writing to UCI of GA, to the best of each Transferor and/or Class B Shareholder's Knowledge there are no adverse conditions or circumstances that may interfere with the use and enjoyment of, or opportunity to resell or encumber, any of the Assets, or might otherwise impede the Transferees' ability to operate a business similar to the Business utilizing the Assets. Notwithstanding the foregoing, if the condition or circumstance existed as of the date of execution of this Agreement but was not disclosed as set forth above, no Transferor or Class B Shareholder shall be in violation of this Section 9.30 in the event such adverse condition or circumstance is cured as of Closing to UCI of GA's reasonable satisfaction. In the event the adverse condition or circumstance arises subsequent to the execution of this Agreement, and a Transferor or Class B Shareholder has Knowledge of such condition or circumstance, such condition or circumstance shall be disclosed in writing to UCI of GA.

         9.31 Copies of Documents. True, correct and complete copies of all documents listed in the exhibits and schedules hereto with respect to the representations and warranties contained in this Section 9 have been heretofore delivered to UCI of GA.

         9.32 Disclosure. Each disclosure in the Schedule of Exceptions disclosed as an exception to a representation or warranty of the Transferors and Class B Shareholders shall be deemed adequate to disclose an exception to a representation or warranty made herein to which it relates only if such disclosure refers to an agreement delivered to UCI of GA or identifies the exception with reasonable particularity and includes a brief description of the facts or obligation.

Acquisition Agreement and
Plan of Reorganization
Page 34

To the Knowledge of each of the Transferors and Class B Shareholders, no information about any of the Transferors contained in this Agreement or any document executed in connection therewith, the Financial Statements, or any written statement furnished by or on behalf of the Transferors or Class B Shareholders pursuant to the terms of this Agreement contains any untrue statement of material fact or omits to state any material fact necessary in order to make the statements and information contained herein or therein not misleading in light of the circumstances under which made.

         9.33 Representations and Warranties at Closing. Except as expressly otherwise permitted in this Agreement, the representations and warranties of each Transferor and/or each Class B Shareholder set forth in this Agreement shall be true as of the date of Closing as though such representations and warranties were made on such date, unless they reference a specific earlier date whereupon, as of the Closing, they shall be true as at the earlier date referenced. Notwithstanding the foregoing, Transferor and the Class B Shareholders shall promptly notify Transferees of any occurrence or state of facts which would result in any of the representations and warranties contained in this Section 9 not being true and correct if made anew at the time of such notice. From time to time prior to Closing, Transferor and the Class B Shareholders shall promptly supplement and amend any Exhibit referenced in this
Section 9 with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described on an Exhibit referenced in this Section 9. No such supplement or amendment shall have the effect of curing any inaccuracy or misrepresentation in any representation or warranty in this Agreement as of the date hereof unless each Transferee elects in writing to waive such inaccuracy or misrepresentation.

         9.34 Value of Assets and Future Profitability. Except as expressly set forth herein, Transferors and the Class B Shareholders make no representation or warranty of any kind whatsoever, including as to the value of the Assets or the future profitability or future earnings performance of the business of UCI of GA after the date of Closing.

10. REPRESENTATIONS AND WARRANTIES OF UCI AND THE TRANSFEREES. UCI and UCI of GA, jointly and severally, represent, warrant, and covenant to the Transferors and Class B Shareholders that the representations and warranties contained in this Section 10 are true, correct and complete as of the date of this Agreement:

         10.1 Organization and Good Standing. UCI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power to carry on its businesses and to own and operate its properties and assets as presently owned and operated. UCI of GA is a corporation duly organized, validly existing, and in good standing under the laws of the State of South Carolina and has full corporate power to carry on its businesses and to own and operate its properties and assets as presently owned and operated.


Acquisition Agreement and
Plan of Reorganization
Page 35

         10.2 Authority. Other than the approval of shareholders of UCI, UCI and UCI of GA have taken all corporate action necessary to approve and authorized the execution of this Agreement and to consummate the transactions contemplated hereby. Each of their respective representatives signing this Agreement has full power and authority to execute this Agreement in the indicated capacity and to consummate the transactions contemplated hereby. This Agreement has been, and at the Closing the documents related thereto shall be, duly executed and delivered by UCI and UCI of GA, and constitute valid and binding obligations of UCI and UCI of GA enforceable in accordance with its terms and conditions except as enforcement may be limited by applicable bankruptcy, insolvency or similar laws effecting creditors rights generally and by principles of equity.

         10.3 Ability to Carry Out the Agreement. Other than the required approval of the shareholders of UCI, neither UCI nor UCI of GA is subject to or bound by any provision of:

                  (i) any law, statute, rule, regulation, ordinance or judicial or administrative decision;

                  (ii) any articles or certificate of incorporation or bylaws;

                  (iii) any contract, agreement, mortgage, deed of trust, lease, note, shareholders' agreement, bond, indenture, other instrument or agreement, license, permit, trust, custodianship other restriction of any kind or character whatsoever; or

                  (iv) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator;

that would prevent or be violated by or would result in any penalty, forfeiture or contract termination as a result of, or under which there would be a default as a result of, nor is the consent of any Person under any material agreement which has not been obtained required for, the execution, delivery and performance by either UCI or UCI of GA of this Agreement and the transactions contemplated hereby, other than violations, penalties, forfeitures, contract terminations, defaults or failure to obtain consents which, singly or in the aggregate, shall not have a material adverse effect on the enforceability or validity of this Agreement or the ability of UCI and UCI of GA to perform their respective obligations hereunder.

         10.4 Capitalization. UCI is authorized to issue: (i) Ten Million (10,000,000) shares of UCI Common Stock of which 5,744,965 shares are issued and outstanding as of the date hereof; and (ii) Ten Million (10,000,000) shares of Preferred Stock, $0.01 par value per share, none of which is issued and outstanding. Upon the approval of the shareholders of UCI which is anticipated prior to Closing, UCI shall amend its certificate of incorporation to authorize Thirty Million (30,000,000) shares of UCI common stock. As of Closing, all of the Shares to be issued in the transaction described herein shall be duly authorized and reserved for issuance pursuant to

Acquisition Agreement and
Plan of Reorganization
Page 36
this Agreement, and, upon the consummation of the transactions contemplated hereby, shall be validly issued, fully paid, nonassessable and not subject to preemptive rights.

         10.5 Securities Law Filings. UCI has previously furnished to MainStreet and the Class B Shareholders copies of: (i) its Annual Report on Form 10-KSB/A for the year ended September 30, 1997, as filed with the SEC; and (ii) its Quarterly Report on Form 10-QSB for the quarters ended December 31, 1997. UCI has filed all documents required to be filed with the SEC since January 1, 1996 (the "UCI SEC Documents"). As of their respective dates, the UCI SEC Documents compiled in all material respects with the requirements of the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, as the case may be, and none of the UCI SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of UCI included in the UCI SEC Documents complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-QSB of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly, accurately and completely present the consolidated financial position of UCI and its consolidated Subsidiaries, at the respective dates thereof and the consolidated results of its operations and its consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

         10.6 Litigation. There are no judicial or administrative actions or proceedings pending, or to the best Knowledge of UCI and UCI of GA, threatened that question the validity of this Agreement or any transaction contemplated hereby, which if adversely determined would have a material adverse effect upon their ability to enter into this Agreement or perform their respective obligations hereunder.

         10.7 Taxes. UCI has paid or caused to be paid promptly when due all city, county and state ad valorem taxes and similar taxes and assessments imposed upon or assessed against the assets of UCI or its Subsidiaries prior to the Closing.

         10.8 Compliance with Laws. UCI and UCI of GA is in compliance with all laws, ordinances, and regulations that govern their respective assets, the violation of which would have a material adverse effect on the business of UCI taken as a whole.

         10.9 Payables and Creditors. UCI of GA shall pay all accounts payable and taxes, assessments, and charges respecting the Assets incurred after the date of Closing within a reasonable amount of time following Closing in accordance with their terms and will protect the

Acquisition Agreement and
Plan of Reorganization
Page 37
reputation of the Transferors by paying all the valid debts and obligations of each of the Transferors which have been expressly assumed by UCI of GA hereunder.

         10.10 Disclosure. To the Knowledge of UCI and UCI of GA, no information about any of the Transferees contained in this Agreement or any document executed in connection therewith, or any written statement furnished by or on behalf of the Transferees pursuant to the terms of this Agreement contains any untrue statement of material fact or omits to state any material fact necessary in order to make the statements and information contained herein or therein not misleading in light of the circumstances under which made.

         10.11 Representations and Warranties at Closing. Except as expressly otherwise permitted in this Agreement, the representations and warranties of UCI and UCI of GA set forth in this Agreement shall be true as of the date of Closing as though such representations and warranties were made on such date, unless they reference a specific earlier date whereupon, as of the Closing, they shall be true as at the earlier date referenced.

11. CONDITIONS PRECEDENT.

         11.1 Conditions of UCI and the Transferees. The obligations of UCI and the Transferees hereunder shall be subject, to the extent not waived, to the satisfaction of each of the following conditions at the Closing:

                  11.1.1 Representation and Warranties. The representations and warranties of all of the Transferors and all of the Class B Shareholders contained in this Agreement shall be true and correct in all material respects as of the date when made and, except for changes specifically contemplated by this Agreement, on and as of the date of Closing as though such representations and warranties had been made as of the date of Closing.

                  11.1.2 Performance of this Agreement. All of the Transferors shall have performed and complied in all material respects with all covenants, conditions, and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

                  11.1.3 Consents, Regulatory Filings, and Approvals. All third party consents, approvals, licenses, and permits, if any, the granting of which are necessary for the consummation of the transactions contemplated hereby, shall have been obtained, and all waiting periods specified by law, if any, the passing of which are necessary for such consummation, shall have passed.

                  11.1.4 Litigation, Injunctions. There shall be no injunction, order or decree of any court or governmental agency or authority prohibiting or enjoining UCI or any of the Transferees from consummating the transactions contemplated hereby or materially affecting the Assets.

Acquisition Agreement and
Plan of Reorganization
Page 38

                  11.1.5 Deliveries. The deliveries of documents which each of the Transferors and each of the Class B Shareholders is obligated to make under
Section 8.3 shall have been made.

                  11.1.6 Real Estate Leases. As of Closing, UCI of GA shall have entered into valid and binding leases or validly assumed the existing leases for all of the Georgia Facilities and Tennessee Facilities.

                  11.1.7 Computer Equipment Installation. Prior to Closing, each of the Transferors shall provide UCI of GA and its agents during the term of this Agreement reasonable access to each of the Georgia Facilities and Tennessee Facilities to install any and all computer equipment, at UCI of GA's expense.

                  11.1.8 Medical Providers. As of Closing, Transferees shall have entered into employment agreements with no less than ten (10) of the physician-employees and/or physician assistant/nurse practitioner employees of the Transferors (collectively the "Medical Providers") executing; provided however, the Transferees reserve the right to require Transferors to deliver executed employment agreements from certain Medical Providers to be disclosed by UCI of GA to Transferors prior to Closing. All such employment agreements shall also include non-compete provisions which are consistent with such employee's current non-compete agreements with the Transferors.

                  11.1.9 Private Placement. As of Closing, UCI shall have successfully completed the Private Placement.

                  11.1.10 Approval of Shareholders of UCI. The Parties hereto acknowledge that the transactions described herein require the approval of the shareholders of UCI. In the event, the shareholders of UCI fail for any reason to timely approve the transactions described herein, this Agreement shall be null, void, and without effect, and no Party shall have any further obligation to any other Party hereunder.

                  11.1.11 No Material Adverse Change. Since December 31, 1997, there shall have been no material adverse change in the assets, Business, operations, results of operations or financial condition of MainStreet, except events or changes contemplated by this Agreement, changes consented to in writing by UCI of GA and changes in the ordinary course of business which are not, either individually or in the aggregate, materially adverse.

         11.2 Transferors' Conditions. Each of the Transferors' and each of the Class B Shareholders' obligations to sell the Assets shall be subject, to the extent not waived, to the satisfaction of each of the following conditions at the Closing:

                  11.2.1 Representation and Warranties. The representations and warranties of UCI and the Transferees contained in this Agreement shall be true and correct in all material respects

Acquisition Agreement and
Plan of Reorganization
Page 39
as of the date when made and, except for changes specifically contemplated by this Agreement, on and as of the date of Closing as though such representations and warranties had been made as of the date of Closing.

                  11.2.2 Performance of this Agreement. UCI and the Transferees shall have performed and complied in all material respects with all covenants, conditions, and agreements required by this Agreement to be performed or complied with by them respectively prior to or at the Closing.

                  11.2.3 Consents, Regulatory Filings, and Approvals. All third party consents, approvals, licenses, and permits, if any, the granting of which are necessary for the consummation by each of the Transferors of the transactions contemplated hereby, shall have been obtained and all waiting periods specified by law, the passing of which are necessary for such consummation, if any, shall have passed.

                  11.2.4 Litigation, Injunctions. There shall be no injunction, order or decree of any court or governmental agency or authority prohibiting or enjoining any of the Transferors from consummating the transactions contemplated hereby.

                  11.2.5 Deliveries. The deliveries of documents which UCI and the Transferees are obligated to make under Section 8.4 shall have been made.

                  11.2.6 No Material Adverse Change. Since December 31, 1997, there shall have been no material adverse change in the assets, business, operations, results of operations or financial condition of UCI, except events or changes contemplated by this Agreement, changes consented to in writing by MainStreet and changes in the ordinary course of business which are not, either individually or in the aggregate, materially adverse.

12. COST AND EXPENSES.

         12.1 Transactional Cost. The Parties shall be responsible for their respective attorney's fees, accountants' fees, experts' fees, and other expenses incurred by them in connection with the negotiations and Closing of this transaction; provided however, in the event litigation is commenced to enforce any rights under this Agreement or to pursue any other remedy available to any Party, all legal expense or other direct costs of litigation of the prevailing Party shall be paid by the non-prevailing Party.

         12.2 Proration of Taxes and Charges. All personal property taxes and like charges (which are not terminated and paid as of Closing by the Transferors), if any, relating to the personal (tangible and intangible) property comprising the Assets shall be prorated as of the date of closing, in accordance with regular accounting procedure. Settlement at Closing will be made on proration of estimates of such taxes and charges. If, as the result of such proration at Closing,

Acquisition Agreement and
Plan of Reorganization
Page 40
a net balance is owed by Transferors to Transferees, or visa versa, the amount thereof shall be paid to such party at or within thirty (30) days after receipt of the next succeeding payment notice. Transferors shall be responsible for, and shall pay, all sales taxes, if any, applicable to the sale of the Assets as called for herein.

13. INDEMNITY RIGHTS.

         13.1 General Indemnity

                  13.1.1 By Transferors and Class B Shareholders. Each of the Transferors and the Class B Shareholders shall jointly and severally (but with respect to the Class B Shareholders severally and not jointly in accordance with their respective Percentage of Responsibility as set forth in Section 13.5 below) indemnify and hold UCI and each of the Transferees and their respective officers, directors and agents harmless, from any and all Indemnity Damages asserted against or incurred by UCI or any of the Transferees as a result of any breach by any of the Transferors and/or any of the Class B Shareholders of any covenant, warranty representation, or agreement, made by any of the Transferors and/or any of the Class B Shareholders herein or in agreements related hereto including but not limited to litigation expenses and legal fees that might be incurred because of such breach.

                  13.1.2 By Transferees and UCI. Each of the Transferees and UCI shall indemnify and hold each of the Class B Shareholders and Transferors and their respective officers, directors and agents harmless, from any and all Indemnity Damages asserted against or incurred by any of the Transferors as a result of any breach by UCI and/or any of the Transferees of any covenant, warranty representation, or agreement, made by UCI and/or any of the Transferees herein or in agreements related hereto including but not limited to litigation expenses and legal fees that might be incurred because of such breach.

         13.2 Special Indemnities. Each of the Transferors and the Class B Shareholders shall jointly and severally (but with respect to the Class B Shareholders severally and not jointly in accordance with their respective Percentage of Responsibility as set forth in Section 13.5 below) indemnify and hold UCI and each of the Transferees and their respective officers, directors, and agents harmless from any and all Indemnity Damages asserted against or incurred by UCI or any of the Transferees as a result of:

                  13.2.1 Award or Settlement. Any lawsuit or similar claim against any of the Transferors and/or any of the Class B Shareholders arising from events or conditions prior to the date of Closing.

                  13.2.2 Title to Assets. Any challenge to: (a) any of the Transferors' title to the Assets, or (b) the transfer of such title and interest to the Transferees pursuant to the Agreement.


Acquisition Agreement and
Plan of Reorganization
Page 41

                  13.2.3 Accounts Payable. Any accounts payable, taxes, assessments, or charges of any of the Transferors and/or any of the Class B Shareholders, provided such accounts payable is not expressly assumed by UCI of GA herein.

                  13.2.4 Bulk Sales. Any and all Indemnity Damages asserted against or incurred by UCI or any of the Transferees under any applicable Uniform Commercial Code - Bulk Transfers Act respecting this Agreement.

                  13.2.5 Worker's Compensation Award. Any and all Indemnity Damages asserted against or incurred by UCI or any of the Transferees as a result of any Worker's Compensation award or settlement with respect to any claim of an employee of any of the Transferors arising from an accident or work-related injury occurring prior to the Closing.

                  13.2.6 Medical Malpractice Claims. Any and all Indemnity Damages asserted against or incurred by UCI or any of the Transferees as a result of any medical malpractice claim arising from prior to the Closing.

         13.3 Provisions of General Application. With respect to any right of indemnification arising under this Agreement, the following provisions shall apply:

                  13.3.1 Procedures. The indemnified Party and the indemnifying Party agree to cooperate in the defense of any third party claim or action subject to this Section 13, to permit the cooperation and participation of the other Parties in any such claim or action, and to promptly notify the other Parties of the occurrence of any indemnified event or any material developments or amounts due respecting any indemnification event.

                  13.3.2 No Implications. Neither the rights of any Party to indemnification from another Party nor the obligations of any Party to indemnify another Party, under this Agreement shall in any way imply or create, and each Party specifically disclaims, any responsibility whatsoever by such Party for any other Party's liabilities to any other person or entity or governmental body.

                  13.3.3 Settlement. No settlement of an action covered by this
Section 13 shall be made without the prior written consent of UCI and MainStreet, which consent shall not be unreasonably withheld or delayed; provided however, that anything in this Agreement to the contrary notwithstanding, (a) if there is a reasonable probability that a claim may materially and adversely affect an indemnifying party other than as a result of money damages or other money payments, the indemnifying party shall have the right, at its own cost and expense, to compromise or settle such claim in any reasonable manner, but (b) the indemnifying party shall not, without prior written consent of the indemnified party, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party a release from all liability in respect of such

Acquisition Agreement and
Plan of Reorganization
Page 42
claim. In any event, all Parties hereto shall retain the right to participate in the prosecution of any such actions, and the Party prosecuting such action shall act reasonably and in accordance with good business judgment giving due recognition to the interests of the other Parties to this Agreement.

                  13.3.4 Insurance. Prior to enforcing any claim for indemnification against the indemnifying parties under this Agreement, the indemnified parties shall administratively file in good faith with any insurers all forms and submissions required by applicable policies for the proceeds or other benefits of insurance coverage, if any, applicable to the claim or event from which such indemnification right arose. In the event that insurance proceeds are paid to the indemnified parties respecting an event to which an indemnification right applies hereunder, such indemnification right shall apply only to the extent that the amount of damages indemnified against exceeds such insurance proceeds actually paid to the indemnified parties; provided however, that: (a) such insurance proceeds shall not affect or be applied towards the maximum liability established in Section 13.4 (b) below, and (b) shall not be a condition precedent to asserting such indemnification claim under this Agreement. If the indemnifying parties incur indemnity costs or pay indemnity damages under this Agreement, and the indemnified parties subsequently receive insurance proceeds for the same claim or event, then the indemnified parties shall refund such indemnity costs or damage payments to the indemnifying parties from such insurance proceeds to the extent that the indemnified party has received benefits from both sources (i.e., payments of indemnity damages from the indemnifying party and such insurance proceeds) in excess of the amount of indemnity damages incurred by or asserted against the indemnified parties.

                  13.3.5 Cooperation. The Parties agree to cooperate fully with each other in connection with the mitigation, defense, negotiation or settlement of any such legal proceeding, claim or demand, and in any event, all Parties shall retain the right to participate in the defense of any such legal proceeding, claim or demand. Subject to rights of or duties to any insurer or other third person having liability therefor, the indemnifying parties shall have the right within fifteen (15) days after receipt of the notice described in
Section 13.3.1 to assume the control of the defense, compromise or settlement of any such action, suit, proceeding, claim, liability, demand or assessment, including at its own expense, employment of counsel; provided however, that if the indemnifying parties shall have exercised their right to assume such control, the indemnified party: (a) may, in its sole discretion and expense, employ counsel to represent it (in addition to counsel employed by the indemnifying parties) in any such matter, and in such event counsel selected by the indemnifying parties shall be required to cooperate with such counsel of the indemnified party in such defense, compromise or settlement for the purpose of informing and sharing information with such indemnified party; and (b) shall, at its own expense, make available to the indemnifying parties those employees of the indemnified parties and their affiliates whose assistance, testimony or presence is reasonably deemed by the indemnifying parties necessary or beneficial to assist them in evaluating and defending any such action, suit, proceeding, claim, liability, demand or assessment; provided further, however, that any such access shall be

Acquisition Agreement and
Plan of Reorganization
Page 43
conducted in such a manner as not to interfere unreasonably with the operations of the businesses of the indemnified parties.

         13.4 Limitations. Anything contained in this Agreement to the contrary notwithstanding: (a) each indemnifying party hereunder shall not be liable for any claim for indemnification asserted by an indemnified party or by any party pursuant to any provision of this Agreement after the first (1st) anniversary date of the Closing; (b) the Transferors and Class B Shareholders aggregate liability to the Transferees, and the Transferees aggregate liability to the Transferors and Class B Shareholders, for such indemnification claims under this Agreement shall each not exceed Three Million and No/100 Dollars ($3,000,000.00); and (c) an indemnifying party shall not become liable for any such indemnification claims under this Agreement unless and until the aggregate of all such claims exceeds One Hundred Twenty-Five Thousand and No/100 Dollars ($125,000.00) in which event the indemnified party shall be entitled to indemnification from the first dollar of loss, but then only up to the amount limitation in Section 13.4(b) above in the aggregate. Notwithstanding the foregoing, the limitations of Section 13.4 above shall apply to all claims for indemnification under this Agreement except claims by any Transferee or UCI related to any Indemnity Damages asserted or incurred by UCI or any of the Transferees related to, or in connection with, any litigation or claim set forth on Exhibit 9.14 attached hereto.

         13.5 Ratable Percentages. Notwithstanding anything contained herein to the contrary, whenever any claim for Indemnity Damages arises pursuant to Sections 13.1.1 or 13.2 above, payment by the Class B Shareholders thereunder in each and every case shall be made to the indemnified parties in the following percentages:

              Responsible Party                  Percentage of Responsibility
              -----------------                  ----------------------------
              Johnson                            22.0%
              PENMAN                             78.0%
              Riddett                            0.0%
              Dare                               0.0%

In no event shall any Class B Shareholder be liable for Indemnity Damages with respect to any individual claim hereunder in an amount in excess of the product of multiplying: (i) such Class B Shareholder's Percentage of Responsibility set forth opposite such Class B Shareholder's name above, by (ii) the aggregate amount of such Indemnity Damages not paid by a Transferor. Nothing contained in this Section 13.5 shall in any way be deemed to limit in any way the liability of any Transferor hereunder.

         13.6 Holdback.

                  13.6.1 Holdback Shares. At Closing, MainStreet for itself and on behalf of Johnson shall be deemed to have directed UCI to withhold from issuance to MainStreet such number of Shares having an aggregate value equal to Three Hundred Thousand and No/100

Acquisition Agreement and
Plan of Reorganization
Page 44

($300,000.00). The withheld Shares are herein referred to as the "Holdback Shares." For all purposes of this Section 13.6, including the price per share utilized for determination of the number of Holdback Shares, shall be the price per share utilized in Section 7.1 above. The Parties hereto acknowledge and agree that such Holdback Shares are intended to be a portion of such Shares distributable to Johnson upon the ultimate liquidation or other distribution by MainStreet. Until such distribution occurs, it is agreed that such Holdback Shares shall be an asset of MainStreet and available to satisfy claims of UCI and the Transferees against MainStreet under this Agreement. After such distribution, any Holdback Shares held in escrow as of such date, shall be deemed to be an asset of Johnson, and Johnson will receive the Holdback Shares subject to the escrow. At Closing, the Holdback Shares shall be issued to MainStreet but delivered to Nexsen Pruet Jacobs & Pollard, LLP ("Escrow Agent") to be held in escrow along with the stock powers relating thereto executed by MainStreet, subject to the terms and conditions hereinafter set forth. The liability of Johnson under the indemnification provisions of this Section 13 shall be recovered at the indemnified party's sole discretion either from Johnson individually, or following distribution to him, from such Holdback Shares, or both. Such indemnified party shall not be required to make a claim for any Holdback Shares prior to asserting a claim against Johnson individually. As used in this Section 13.6, "J/MS" means MainStreet until the Holdback Shares are distributed to Johnson, and Johnson thereafter.

                  13.6.2 Holdback Termination. The Holdback Shares shall be distributed to J/MS as follows.

                           13.6.2.1 On the first anniversary of the date of
Closing, the Holdback Shares remaining in escrow shall be delivered to J/MS; except that if any claims made pursuant to Sections 13.1.1 or 13.2 have not been resolved as of such date, then the Holdback Shares equal to the amount of such unresolved claims shall remain in escrow.

                           13.6.2.2 Any Holdback Shares not so distributed to
J/MS pursuant to the foregoing shall be retained in escrow until such claims are resolved pursuant to Section 13.6.3 and 13.6.4 below.

                  13.6.3 Assertion of Claims Against Holdback. Subject to the limitations set forth in Sections 13.4 and 13.5 above, if UCI or any Transferee shall have any claim of indemnification against J/MS pursuant to Section 13 hereof, it shall promptly give written notice thereof to J/MS, including in such notice a brief description of the facts upon which such claim or adjustment is based and the amount thereof (the "Claim Notice"). Unless J/MS shall give written notice, within twenty (20) days after receipt of the Claim Notice, to UCI and the Escrow Agent objecting to the forfeiture of any Holdback Shares for application to such claims, the lesser of (a) that number of the Holdback Shares that is equal in value to the sum of the amount of claim or claims to be satisfied, or (b) all the Holdback Shares, shall be forfeited to UCI. Such claim or claims shall be deemed satisfied to the extent of such forfeiture.


Acquisition Agreement and
Plan of Reorganization
Page 45

                  13.6.4  Resolution of Conflicts; Arbitration.

                           13.6.4.1 If J/MS gives such written objection to UCI
and the Escrow Agent, Escrow Agent shall continue to hold the Holdback Shares until the rights of J/MS, on the one hand, and the indemnified party, on the other hand, with respect thereto have been agreed upon between Johnson and the indemnified party or until such rights are settled by arbitration or judicial action.

                           13.6.4.2 J/MS and the indemnified party shall attempt
promptly and in good faith for a period of thirty (30) days to agree upon the rights of the parties with respect to each of such claims. If J/MS and such indemnified party should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and the Holdback Shares shall be distributed or forfeited in accordance with the terms thereof.

                           13.6.4.3 If no such agreement can be reached after
such period of good faith negotiation, either the indemnified party or J/MS may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in any such event the matter shall be settled by arbitration conducted by three arbitrators. The indemnified party shall select one arbitrator and J/MS shall select another arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Claim Notice shall be binding and conclusive upon the Parties. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Columbia, South Carolina. Any such arbitration shall be conducted under the rules then in effect of the American Arbitration Association, and shall be based on the provisions and limitations of this Section 13. The non-prevailing party shall pay all costs and expenses of the prevailing party in connection with any such arbitration.

         13.7 Exclusive Remedies. Anything contained in this Agreement to the contrary notwithstanding, the indemnification rights set forth in this Section 13, all of which are subject to the terms, limitations, and restrictions of this
Article 13, shall be the exclusive remedy for monetary damages sustained as a result of a breach of a representation, warranty, covenant, or agreement under this Agreement. Such limitations set forth in this Section 13 shall not impair the rights of any of the parties: (a) to seek non-monetary equitable relief, including (without limitation) specific performance or injunctive relief to redress any default or breach of this Agreement; or (b) to seek enforcement, collection, damages, or such non-monetary equitable relief to redress any default or breach of any Non-Solicits to be delivered at Closing hereunder. In connection with the seeking of any non-monetary equitable relief, each of the Parties acknowledges and agrees that the other Parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.

Acquisition Agreement and
Plan of Reorganization
Page 46

         13.8 Cross Default.

                  13.8.1 Transferees and UCI. Notwithstanding anything contained herein to the contrary, in the event UCI or any of the Transferees breach this Agreement or any other agreement or instrument ancillary hereto to which it is a party, such breach thereof (at the expiration of the applicable grace period set forth therein) shall constitute a breach by UCI and each of the Transferees of this Agreement.

                  13.8.2 Transferors and Class B Shareholders. Notwithstanding anything contained herein to the contrary but subject to Section 13.5, in the event any of the Transferors and/or any of the Class B Shareholders breach this Agreement or any other agreement or instrument ancillary hereto (other than a Non-Solicit or any Investment Letter) to which it is a party, such breach thereof (at the expiration of the applicable grace period set forth therein) shall constitute a breach by each of the Transferors and Class B Shareholders of this Agreement.

14. EXISTING LIABILITIES. Except as specifically set forth in Section 7.2 above, neither UCI nor any of the Transferees assumes any, and hereby expressly disclaims all, obligations or liabilities of each of the Transferors, contingent or absolute, including (without limitation) liabilities for (i) federal or state income, payroll, property, or sales taxes for any period, or (ii) any tort, contract, or statutory liability resulting from or alleged to have resulted from the Business prior to the Closing, except for the obligations arising and maturing after the date of Closing to perform under those liabilities expressly assumed by UCI of GA hereunder. All property taxes assessed against the Assets sold hereby shall be prorated as of the date of Closing, and each of the Transferors shall jointly and severally promptly pay when due, or reimburse Transferees for, all such taxes which remain any of the Transferors' responsibility.

15. RISK OF LOSS. In the event the Assets or any substantial part thereof shall be damaged or destroyed prior to the date of Closing due to any casualty or event, or there shall occur any actions for condemnation or eminent domain having a material adverse affect on the Assets or any substantial part thereof, each of the Transferors shall promptly notify UCI of GA that such damage, destruction, or action has occurred and the estimated extent thereof. In the event of such damage, destruction, condemnation or eminent domain, UCI of GA must within five (5) days of receipt of such notice either:

         15.1 Termination. Terminate this Agreement by giving Transferors written notice of such termination and thereupon all parties shall be released of all further liability to the others; or

         15.2 Adjustment. Alternatively, and subject to the fulfillment of the conditions set forth herein, require the consummation of the transactions provided for in this Agreement and, in such case (or in case of any damage by fire or other casualty, or condemnation or eminent domain action not entitling UCI of GA to terminate this Agreement), all proceeds of insurance covering

Acquisition Agreement and
Plan of Reorganization
Page 47
the Assets and all of the claims arising as a result of such damage or destruction to such Assets or all proceeds of such condemnation or eminent domain action for such Assets shall become the property of UCI of GA. In the event UCI of GA elects to require the consummation of the transactions contemplated herein, neither Transferor shall compromise or settle any such claim or action at any time without the written consent of UCI of GA which shall not be unreasonably withheld. Each Transferor shall cooperate with the collection of such amounts. Further, in such event, the representations and warranties of the Transferors and the Class B Shareholders, as set forth herein shall be modified equitably to account for such claim or action.

16. MISCELLANEOUS.

         16.1 Termination.

                  16.1.1 This Agreement constitutes the binding and irrevocable agreement of the Parties to consummate the transactions contemplated hereby, the consideration for which is comprised of the covenants set forth herein and the expenditures and obligations incurred and to be incurred by the Parties in respect of this Agreement, and this Agreement may be terminated or abandoned only as follows:

                           16.1.1.1 By UCI of GA and MainStreet. This Agreement may be terminated without liability upon the mutual written consent of UCI of GA and MainStreet.

                           16.1.1.2 By UCI of GA. In the event that Closing has not been completed by April 15, 1998 as a result of the non-satisfaction or non-fulfillment in any material respect of any of the conditions upon Transferees' obligations specified in Section 11.1 (which had not been previously waived by Transferees), then UCI of GA shall be entitled at its option to terminate this Agreement by notice to the other Parties; provided however, that UCI of GA shall not be entitled to terminate this Agreement if the non-satisfaction or non-fulfillment of any such condition resulted from or was proximately caused by UCI or any Transferee's breach of this Agreement or was frustrated or made impossible by the wrongful act or failure to act of UCI or any Transferee.

                           16.1.1.3 By MainStreet. In the event that Closing has not been completed by April 15, 1998 as a result of the non-fulfillment or non-satisfaction in any material respect of any of the conditions upon Transferors' obligations specified in Section 11.2 (which had not been previously waived by Transferors), then MainStreet shall be entitled at its option to terminate this Agreement by notice to the other Parties; provided however, that MainStreet shall not be entitled to terminate this Agreement if the non-satisfaction or non-fulfillment of any such condition resulted from or was proximately caused by any Class B Shareholder or Transferor's breach of this Agreement or was frustrated or made impossible by the wrongful act or failure to act of any Class B Shareholder or Transferor.


Acquisition Agreement and
Plan of Reorganization
Page 48

                  16.1.2 Effect on Agreement. In the event of termination of this Agreement pursuant Section 16.1.1.1 above, this Agreement shall forthwith become void, the transactions contemplated hereby shall be abandoned and there shall be no liability or obligation on the part of the Transferors, Transferees or Class B Shareholders or their respective officers, directors or partners. In the event of termination of this Agreement pursuant Sections 16.1.1.2 or
16.1.1.3 above: (a) the Transferors and Class B Shareholders' exclusive remedy for UCI or any Transferee's breach of this Agreement, or wrongful act or failure to act by UCI or any Transferee, which was the cause for such termination of the Agreement shall be pursuant to Section 13 above; and (b) UCI and each Transferees' exclusive remedy for any breach of this Agreement by any Transferor or Class B Shareholder, or wrongful act or failure to act by any Transferor or Class B Shareholder, which was the cause for such termination of the Agreement shall be pursuant to Section 13 above, and the terms and conditions set forth therein.

                  16.1.3 Return of Documents. Upon termination of this Agreement pursuant to Section 16.1.1 above, each Party, if so requested by any other Party, will return promptly every document furnished to it by or on behalf of the other Party in connection with the transaction contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof (except for copies of documents publicly available) which may have been made, and will use reasonable efforts to cause its representatives and any representatives of financial institutions and others to whom such documents were furnished promptly to return such documents and any copies of thereof any of them may have been made.

         16.2 Entire Agreement. This Agreement, including the exhibits and schedules attached hereto, embodies the entire Agreement and understanding between the Parties hereto as to the matters herein addressed and supersedes all prior agreements and understandings relating to the subject matter hereof.

         16.3 No Waiver. No failure to exercise, and no delay in exercising any right, power or remedy hereunder or under any document delivered pursuant hereto shall impair any right, power or remedy which the parties hereto may have, nor shall any such delay be construed to be a waiver of any such rights, powers or remedies, or any acquiescence in any breach or default under this Agreement, nor shall any waiver of any breach or default of any Party hereunder be deemed a wavier of any default or breach subsequently occurring.

         16.4 Survival. All representations, warranties, covenants, and agreements herein contained shall survive the Closing hereunder; except that the representations and warranties contained in Sections 9 and 10 shall terminate as of the first (1st) anniversary date of the Closing.

         16.5 Amendment. No provision of this Agreement or any document or instrument relating to the Agreement, may be amended, modified, supplemented, changed, waived, discharged, or terminated, unless the Parties hereto consent thereto in writing.


Acquisition Agreement and
Plan of Reorganization
Page 49

         16.6 Notices. All notices, requests, approvals, consents, demands and other communication provides for or permitted hereunder shall be in writing, signed by an authorized representative of the sender and addressed to the respective party at the address set forth below:

                  UCI of GA:           UCI Medical Affiliates of
                  ---------                Georgia, Inc.
                                       1901 Main Street, Suite 1200
                                       Columbia, SC  29201
                                       Attn.:  Jerry F. Wells

                  with copy to:        Julian Hennig III, Esquire
                                       Nexsen Pruet Jacobs & Pollard, LLP
                                       P.O. Drawer 2426
                                       Columbia, SC 29202

                  UCI:                 UCI Medical Affiliates, Inc.
                  ---                  1901 Main Street, Suite 1200
                                       Columbia, SC  29201
                                       Attn.:  Jerry F. Wells

                  with copy to:        Julian Hennig III, Esquire
                                       Nexsen Pruet Jacobs & Pollard, LLP
                                       P.O. Drawer 2426
                                       Columbia, SC 29202

                  MainStreet:          MainStreet Healthcare Corporation
                  ----------           2370 Main Street
                                       Tucker, Georgia 30084
                                       Attn:  A. Wayne Johnson

                  with copy to:        Sheldon E. Friedman, Esquire
                                       S. Friedman & Associates, P.C.
                                       1050 Crown Pointe Parkway
                                       Suite 1550
                                       Atlanta, GA 30338

                  MHMG-GA:             MainStreet Healthcare Medical Group, P.C.
                  -------              2370 Main Street
                                       Tucker, Georgia 30084
                                       Attn:  A. Wayne Johnson


Acquisition Agreement and
Plan of Reorganization
Page 50
                  with copy to:        Sheldon E. Friedman, Esquire
                                       S. Friedman & Associates, P.C.
                                       1050 Crown Pointe Parkway
                                       Suite 1550
                                       Atlanta, GA 30338

                  MHMG-TN:             MainStreet Healthcare Medical Group, PC
                  -------              2370 Main Street
                                       Tucker, Georgia 30084
                                       Attn:  A. Wayne Johnson

                  with copy to:        Sheldon E. Friedman, Esquire
                                       S. Friedman & Associates, P.C.
                                       1050 Crown Pointe Parkway
                                       Suite 1550
                                       Atlanta, GA 30338

                  Prompt Care:         Prompt Care Medical Center, Inc.
                  -----------          2370 Main Street
                                       Tucker, Georgia 30084
                                       Attn:  A. Wayne Johnson

                  with copy to:        Sheldon E. Friedman, Esquire
                                       S. Friedman & Associates, P.C.
                                       1050 Crown Pointe Parkway
                                       Suite 1550
                                       Atlanta, GA 30338

                  Dare:                Michael J. Dare
                  ----                 2370 Main Street
                                       Tucker, Georgia 30084

                  with copy to:        Sheldon E. Friedman, Esquire
                                       S. Friedman & Associates, P.C.
                                       1050 Crown Pointe Parkway
                                       Suite 1550
                                       Atlanta, GA 30338

                  Johnson:             A. Wayne Johnson
                  -------              2370 Main Street
                                       Tucker, Georgia 30084


Acquisition Agreement and
Plan of Reorganization
Page 51
                  with copy to:        Sheldon E. Friedman, Esquire
                                       S. Friedman & Associates, P.C.
                                       1050 Crown Pointe Parkway
                                       Suite 1550
                                       Atlanta, GA 30338

                  PENMAN:              PENMAN Private Equity and Mezzanine
                  ------                  Fund, L.P.
                                       333 West Wacker Drive
                                       Suite 510
                                       Chicago, IL 60606
                                       Attn:  Kelvin J. Pennington

                  with copy to:        Mark D. Schindel
                                       333 West Wacker Drive
                                       Suite 510
                                       Chicago, IL 60606

                  with additional
                   copy to:            Mark Kindelin, Esquire
                                       Altheimer & Gray
                                       10 South Wacker Drive
                                       Chicago, IL 60606

                  Riddett:             Robert G. Riddett, Jr.
                  -------              2370 Main Street
                                       Tucker, Georgia 30084

                  with copy to:        Sheldon E. Friedman, Esquire
                                       S. Friedman & Associates, P.C.
                                       1050 Crown Pointe Parkway
                                       Suite 1550
                                       Atlanta, GA 30338

         A Party hereto may change its respective address by notice in writing given to the other Parties to this Agreement. Any notice, request, approval, consent, demand or other communication shall be effective upon the first to occur of the following; (i) when delivered to the Party to whom such notice, request, approval, consent, demand or the communication is being given, or (ii) three (3) business days after being duly deposited in the United States mail, certified, return receipt requested.

         16.7 Severability of Provisions. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and

Acquisition Agreement and
Plan of Reorganization
Page 52
enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         16.8 Successors and Assigns. This Agreement shall be binding upon the Parties, and their respective successors, heirs, and assigns, and shall inure to the benefit of the Parties and their respective successors, heirs, and permitted assigns.

         16.9 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one Agreement, and any party hereto may execute this Agreement by signing any such counterpart. The authorized attachment of counterpart signature pages shall constitute execution by the Parties.

         16.10 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina.

         16.11 Venue and Jurisdiction. The Parties hereto hereby (i) agree that any litigation, action or proceeding arising out of or relating to this Agreement shall be instituted in a state or federal court in the City and State of Columbia, South Carolina, (ii) waive any objection which it might have now or hereafter to any such litigation, action or proceeding based upon improper venue or inconvenient forum, and (iii) irrevocably submit to the jurisdiction of such courts in any such litigation, action or proceeding.

         16.12 No Trading of UCI Common Stock. Each of the Transferors and the Class B Shareholders hereby agrees not to buy or sell the common stock of UCI from the date hereof until the earlier of: (a) the date of Closing, or (b) the lawful termination of this Agreement.

         16.13 Third Parties. The provisions of this Agreement are not intended to be for the benefit of any third parties other than Doctor's Care of TN and Doctor's Care of GA, and no third party shall be deemed to have any privity of contract with any of the Parties hereto by virtue of this Agreement other than Doctor's Care of TN and Doctor's Care of GA.

         16.14 Time of Essence. The Parties acknowledge and agree that time is of the essence in the performance of this Agreement.

         16.15 Cumulative Remedies. All rights and remedies of a Party hereunder shall be cumulative and in addition to such rights and remedies as may be available to a Party at law or equity.

         16.16 No Inference Against Author. No provision of this Agreement shall be interpreted against any Party because such Party or its legal representative drafted such provision.


Acquisition Agreement and
Plan of Reorganization
Page 53

         16.17 Usage. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Terms such as "hereof", "hereunder", "hereto", "herein", and words of similar import shall refer to this Agreement in its entirety and all references to "Articles", "paragraphs", "Sections", and similar cross references shall refer to specified portions of this Agreement, unless the context clearly requires otherwise.

         16.18 Further Instruments and Acts. From time to time at a Party's request, whether at or after Closing and without further consideration, the other Party(ies) shall execute and deliver such further instruments of conveyance, transfer and assignment and upon reimbursement for actual reasonable out-of-pocket expenses take such other action as the requesting Party reasonably may require to more effectively convey and transfer to the requesting Party the properties to be conveyed, transferred and assigned hereunder, and, if necessary, will assist the requesting Party in the collection or reduction to possession of such property. In addition, each Party agrees to provide reasonable access to records respecting the Business as are requested by the other Party(ies) for proper purpose with good cause shown (subject to appropriate confidentiality agreements to be negotiated as such time) and agree to reasonably cooperate in resolving any matters resulting from the transactions contemplated hereby.

         16.19 Assignment. This Agreement is not assignable by any Party without the prior written consent of the other Party(ies) hereto; except that upon notice to MainStreet, any of the Transferees shall be entitled to assign its right to receive title to its portion of the Assets hereunder to a corporation or partnership controlled by, under common control with, or controlling, such Transferee; provided that upon such assignment the assignee shall become bound by and subject to this Agreement, such Transferee shall not be released from any term, condition, or covenant of this Agreement, and the relevant instruments, certificates, opinions, and documents to be delivered at Closing hereunder shall be modified to accommodate such assignment.

                            [SIGNATURE PAGE ATTACHED]

Acquisition Agreement and
Plan of Reorganization
Page 54

         IN WITNESS WHEREOF, the parties have executed this Acquisition Agreement and Plan of Reorganization under seal with the corporate parties acting by and through their duly authorized officers, effective as of the date first above written.

UCI MEDICAL AFFILIATES, INC.              MAINSTREET HEALTHCARE  CORPORATION


By: /s/ Jerry F. Wells, Jr.               By:   /s/ Robert G. Riddett, Jr.
    -----------------------                     --------------------------
   Its: Executive Vice President and            Its:    President
        Chief Financial Officer

UCI MEDICAL AFFILIATES OF GEORGIA         MAINSTREET HEALTHCARE
   INC.                                      MEDICAL GROUP, P.C., a Georgia
                                             corporation


By: /s/ Jerry F. Wells, Jr.               By:   /s/ Pamela K. Erdman, M.D.
    -----------------------                     --------------------------
    Its: Executive Vice President and           Its:      President
         Chief Financial Officer



PENMAN PRIVATE EQUITY AND                 MAINSTREET HEALTHCARE
  MEZZANINE FUND, L.P.                       MEDICAL GROUP, PC, a Tennessee
                                             corporation
By:  PENMAN Asset Management, L.P.
Its:  General Partner
                                          By:   /s/ A. Wayne Johnson
                                                --------------------
     By:   /s/ Kelvin S. Pennington             Its:    Chairman and Secretary
           ------------------------
            Kelvin J. Pennington
     Its:  General Partner                PROMPT CARE MEDICAL CENTER, INC.

                                          By:    /s/ A. Wayne Johnson
                                                 --------------------
/s/ Robert G. Riddett, Jr.                       Its:    Chairman and Secretary
------------------------------
Robert G. Riddett, Jr.

/s/ Michael J. Dare
------------------------------
Michael J. Dare

/s/ A. Wayne Johnson
------------------------------
A. Wayne Johnson

Acquisition Agreement and
Plan of Reorganization
Page 55

                                INDEX OF EXHIBITS


 Exhibit 1.19      Addresses of Georgia Facilities
 Exhibit 1.49      Addresses of Tennessee Facilities
 Exhibit 2.1       List of MainStreet Assets
 Exhibit 2.2       List of MainStreet Excluded Assets
 Exhibit 3.2       List of MHMG-GA Excluded Assets
 Exhibit 4.2       List of MHMG-TN Excluded Assets
 Exhibit 7.2.1(a)  List of MainStreet Equipment Leases
 Exhibit 7.2.1(b)  List of MainStreet Real Estate Leases
 Exhibit 8.3.1     MainStreet Bill of Sale
 Exhibit 8.3.2     MainStreet Assignment and Assumption
 Exhibit 8.3.3     MHMG-GA Bill of Sale
 Exhibit 8.3.4     MHMG-GA Assignment and Assumption
 Exhibit 8.3.5     MHMG-TN Bill of Sale
 Exhibit 8.3.6     MHMG-TN Assignment and Assumption
 Exhibit 8.3.7     Form of Non-Solicits
 Exhibit 8.3.8     Form of Investment Letter
 Exhibit 8.3.18    Form of Affidavit and Certificate of Assumed Liabilities
 Exhibit 8.3.19    Form of Transferor's Officers Certificate
 Exhibit 8.3.20    Form of Legal Opinion of Transferors' and Class B
                         Shareholders' Counsel
 Exhibit 8.3.21    Form of Lease
 Exhibit 8.3.23    Certified List of MainStreet Security Holders
 Exhibit 8.4.2     Form of Registration Rights Agreement
 Exhibit 8.4.3     Form of Transferees' Officers Certificate
 Exhibit 8.4.4     Form of Legal Opinion of Transferees' Counsel
 Exhibit 9.6       Security holders of MainStreet
 Exhibit 9.10      Financial Statements
 Exhibit 9.18.1    Employee Benefit Plans
 Exhibit 9.19.1    Insurance
 Exhibit 9.20      List of Directors, Officers and Employees of each
                   Transferor


Acquisition Agreement and
Plan of Reorganization
Page 56